                                                                   EXHIBIT 10.23


                                      LEASE

                                       FOR

                              SERRANO CREEK CENTER

                                 BY AND BETWEEN

                              SERRANO JACK, L.L.C.
                                   "LANDLORD"

                                       AND

                           WESTERN DIGITAL CORPORATION
                                    "Tenant"

                                      LEASE


This Lease dated for reference purposes as of May__, 2000, by and between SERRANO JACK, L.L.C., a Delaware limited liability company ("Landlord") and WESTERN DIGITAL CORPORATION, a Delaware corporation ("Tenant").

ARTICLE 1. BASIC LEASE INFORMATION:

        Each reference in the Lease to any of the Basic Lease Information shall mean the respective information set forth below, and such information shall be deemed incorporated as a part of the terms provided under the particular Lease Section pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the former shall control.

        1.1     Buildings:          Serrano Creek Center
                                    20411, 20511 and 20521 Lake Forest Drive
                                    Lake Forest, California

        1.2     Landlord:           Serrano Jack, L.L.C., a Delaware limited
                                    liability company

        1.3     Landlord's Address for Giving of Notices and Payment of Rent:

                                    Serrano Jack, L.L.C.
                           c/o      Birtcher Property Services
                                    Attn: Portfolio Manager
                                    27611 La Paz Rd
                                    PO Box 30009
                                    Laguna Niguel, CA 92607-0009
                                    Fax No.  (949) 643-7455
                                    Phone No.  (949) 643-7400


                                    With a Copy of Notices only to:

                                    Serrano Jack, L.L.C.
                                    c/o AmberJack Ltd.
                                    Attn:  Investment Dept. - Real Estate
                                    One State Farm Plaza, E-10
                                    Bloomington, IL  61710
                                    Fax No.  (309) 766-0442


                                    For overnight packages:

                                    27611 La Paz Rd.
                                    Laguna Niguel, CA 92677

        1.4     Tenant:             Western Digital Corporation, a Delaware
                                    corporation

        1.5     Tenant's Address for Giving of Notices:

                                    Western Digital Corp.
                                    Attn:  Real Estate Specialist
                                    8105 Irvine Center Drive
                                    Irvine, CA  92618
                                    Fax No.  (949) 932-5633
                                    Phone No.  (949) 932-5000

                                    After Commencement Date:

                                    20411 Lake Forest Drive
                                    Lake Forest, CA 92630

        1.6 Premises: All of the land described on Exhibit A attached hereto (the "Land") including the three (3) Buildings located thereon (Buildings A, B and C), consisting of an aggregate of 187,673 square feet, with Building A comprised of 56,109 square feet, Building B comprised of 75,455 square feet and Building C comprised of 56,109 square feet, all as shown on Exhibit B attached hereto, together with all of the Park Common Areas located on the Land as depicted on Exhibit B.

        1.7 Park Common Areas: All areas of the Land situated outside of the exterior walls of the Buildings as outlined on Exhibit B attached hereto.

        1.8 Project: Project is synonymous with Premises as used and defined in this Lease.

        1.9 Parking: Parking shall be within parking spaces striped on the surface lot constructed on the Land as shown on Exhibit B and part of the Park Common Areas.

        1.10 Use of Premises: Offices, corporate headquarters, research and development laboratories, and related uses in connection therewith, all in compliance with applicable laws and private restrictions and pursuant to all required permits and approvals pertaining to Tenant's use to be obtained by Tenant at Tenant's expense. Tenant's initial use shall be electronic laboratories for product development, quality control and testing and engineering of computer disk drives and corporate headquarters and offices in connection therewith. (Article 3)

        1.11 Construction Information Submittal Dates: Tenant shall provide all of the construction information requested by Tenant's architect, Landlord and Landlord's architect in accordance with Exhibit D of this Lease.

        1.12 Construction Document Approval Dates: Landlord and Tenant shall approve the Working Drawings in accordance with the terms and conditions set forth in Exhibit D of this Lease.

        1.13 Anticipated Commencement Date: November 1, 2000. The actual Commencement Date shall be determined as set forth in Section 2.3.

        1.14 Lease Term: One hundred twenty (120) months, commencing on the Commencement Date and expiring on the last day of the one hundred twentieth (120th) month from and after the Commencement Date (or from and after the first day of the next calendar month if the Commencement Date occurs on a date other than the first day of a calendar month). (Section 2.3)

        1.15    Base Rent:

                            Months During Term                      Monthly Base Rent Amount
                            ------------------                      ------------------------
                            1-12                                    $253,358.55
                            13-24                                   $260,959.30
                            25-36                                   $268,788.07
                            37-48                                   $276,851.71
                            49-60                                   $285,157.26
                            61-72                                   $293,711.97
                            73-84                                   $302,523.32
                            85-96                                   $311,599.01
                            97-108                                  $320,946.98
                            109-120                                 $330,575.38


                The months referred to above are the full calendar months after any first partial month of the Lease Term. The Base Rent for any such partial month shall be prorated based on the same rents as specified for the first full calendar month when Base Rent is payable. Upon Tenant's execution of this Lease, Tenant has deposited with Landlord $253,358.55 to be applied against the first month's Rent. (Section 2.4)

        1.16 Tenant's Percentage of Operating Expenses shall be one hundred percent (100%). (Section 6.2)

        1.17    Letters of Credit: See Article 7.

        1.18    Guarantor(s) Name and Address: N/A

        1.19    Brokers: Landlord: CB Richard Ellis, Inc.

                         Tenant: Daum Commercial Real Estate

LANDLORD                                     TENANT

SERRANO JACK, L.L.C.,                        WESTERN DIGITAL CORPORATION,
a Delaware limited liability company         a Delaware corporation

By:      AmberJack Ltd.,
         an Arizona corporation,             By: /s/  MATTHEW E. MASSENGILL
         Managing Member                        --------------------------------

         By: /s/  DAVID C. GRAVES            Name (print): Matthew E. Massengill
            -----------------------------                  ---------------------

         Name (print): David C. Graves       Title:   President  & CEO
                       ------------------          -----------------------------

         Title:   President                  Date:    May 30, 2000
               --------------------------         ------------------------------

         Date:    June 1, 2000               By: /s/  TERESA A. HOPP
              ---------------------------       --------------------------------

         By: /s/  EARLE B. JOHNSON           Name (print): Teresa A. Hopp
            -----------------------------                 ----------------------

         Name (print): Earle B. Johnson      Title:   CFO
                      -------------------          -----------------------------

         Title: Vice President               Date:    May 30, 2000
               --------------------------         ------------------------------

         Date:  June 1, 2000
              ---------------------------

                                 LEASE AGREEMENT

                              TERMS AND CONDITIONS


ARTICLE 2. DEMISE AND RENT:

        2.1 DEMISE: Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease Agreement (herein called the "Lease"), the Premises (including all Buildings [each individually a "Building"] and Park Common Areas) located on the Land described on Exhibit A attached hereto and incorporated herein. The Buildings and Park Common Area are more particularly depicted on Exhibit B attached hereto and incorporated herein, and Landlord and Tenant hereby stipulate and agree that the square footages of the Buildings as set forth in Section 1.6 hereof shall be the square footages for all purposes of this Lease without re-measurement or adjustment of any kind. The floor plans for the Buildings are outlined on Exhibit C attached hereto and the Buildings shall be delivered to Tenant complete and in substantial conformance with the specifications outlined in Exhibit C-1 attached hereto, both of which are incorporated herein by this reference.

        2.2 PREMISES: The Premises (herein called "Premises") leased to Tenant are described in Section 1.6 hereof, constituting and located in the Buildings described in Section 1.6 and Section 2.1 hereof, together with the Park Common Areas.

        2.3 TERM AND COMMENCEMENT: Unless sooner terminated as provided herein, the term of this Lease (the "Lease Term") shall be for that period of years and months set forth in the Basic Lease Information, as the same may be extended in accordance with any option or options to extend the Lease Term granted herein, and shall commence (the "Commencement Date") on the earlier of (i) the date upon which the last of the Premises is "substantially completed" as defined in the Work Letter attached hereto as Exhibit D, or (ii) the date Tenant commences occupancy of the last of the Premises for the conduct of business therein; provided however, that with respect to clause (i) only, in no event shall the Commencement Date be earlier than November 1, 2000. When the actual Commencement Date has occurred, Landlord and Tenant shall execute a Commencement Date Memorandum in the form shown in Exhibit E attached hereto. Landlord and Tenant anticipate that the Lease Term will commence on the "Anticipated Commencement Date" set forth in the Basic Lease Information, but the "Anticipated Commencement Date" shall in no event affect the actual Commencement Date, which shall be determined as set forth in this Section 2.3. Tenant shall have the early possession rights as set forth in (and subject to the provisions of)
Section 30.1 below. Landlord agrees to prioritize completion of the laboratories and data center portions of the Tenant Improvements, provided that (i) Tenant submits to Landlord all specifications and requirements sufficient for Landlord to be able to so prioritize such areas, and (ii) in no event shall Landlord be required to delay other portions of the Tenant Improvements as part of such prioritization. If Landlord has not delivered all of the Premises with the Tenant Improvements substantially completed by February 1, 2001 plus Tenant Delays and delays due to force majeure as defined in Section 31.5, Landlord thereafter (so long as no Event of Default by Tenant is outstanding) shall pay to Tenant an amount equal to the holdover rent on a per day basis required to be paid by Tenant to The Irvine Company under its existing lease at 8105 Irvine Center Drive pursuant to the terms and conditions of its existing lease (the "Existing Lease") at such location (exclusive of operating expenses and net of the rent in effect immediately prior to the expiration of the term of the Existing Lease), up to a maximum amount of ($0.96 per square foot of the Buildings which Landlord has not substantially completed as defined in Exhibit D attached to this Lease) ~ 30, per day, for each day that Landlord has failed to so deliver possession of all of the Premises to Tenant from the expiration of such period until the earlier of (a) the date upon which Landlord has so delivered all of the Premises to Tenant, or (b) sixty (60) days following the commencement of such holdover rent payment obligation. Notwithstanding the preceding sentence, (i) if Landlord has not delivered the portions of the Premises containing the laboratories and data center with the Tenant Improvements substantially completed by February 1, 2001 plus Tenant Delays and delays due to force majeure as defined in Section 31.5, then the obligation of Landlord to pay holdover rent on a per day basis as hereinabove described shall be extended for the period of such failure to deliver the laboratory and data center portions of the Premises up to a maximum of an additional sixty (60) days, (ii) Landlord shall promptly notify Tenant if Landlord at any time reasonably believes that Landlord will not have all or any portion of the Premises available for occupancy by Tenant by February 1, 2001, and Tenant shall thereafter seek to mitigate damages with The Irvine Company to the extent reasonably possible, and (iii) to the extent applicable and appropriate under the circumstances, Landlord shall make available for Tenant's temporary use alternative space owned by Landlord in other properties in the general geographic area of the Premises, on the same terms as set forth in this Lease (except that Base Rent shall be at the same per square foot rate as under this Lease for the amount of temporary space occupied by Tenant, and Tenant shall have no right and Landlord shall have no obligation to alter, improve or modify such temporary space) until such time as Landlord has made the Premises available for occupancy by Tenant. The failure of Tenant to seek to reasonably mitigate damages in accordance with clause (ii) of the preceding sentence or to accept temporary space adequate for Tenant's temporary use in accordance with clause (iii) of the preceding sentence shall render the obligations of Landlord to pay holdover rent under this Section 2.3 void and of no further force or effect.

        2.4 RENT: The rents shall be and consist of a Base Rent (herein called "Base Rent") and Additional Rent (herein called "Additional Rent"). For purposes of this Lease Agreement, Base Rent and Additional Rent are referred to collectively as "Rent." Base Rent shall be the amount indicated in the Basic Lease Information. Base Rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease (except to the extent otherwise specifically provided elsewhere in this Lease and except that Tenant shall pay, upon the execution and delivery of this

Lease by Tenant, the sum indicated in the Basic Lease Information, to be applied against the first installment of Base Rent becoming due under this Lease). Additional Rent shall consist of all other sums of money as shall become due from and payable by Tenant to Landlord under this Lease. All Rent shall be paid in lawful money of the United States of America to Landlord at its office or such other place as Landlord shall designate by notice to Tenant. Tenant shall pay the Base Rent and Additional Rent promptly when due without notice or demand and without any abatement (except as expressly provided in Sections 3.3.8, 15.3, 19.1 and 19.2 of this Lease), deduction or offset for any reason whatsoever. If the Commencement Date occurs on a day other than the first day of a calendar month, the Base Rent for that partial calendar month shall be prorated as provided in Section 31.8.

        2.5 LATE CHARGE: Tenant agrees that if Rent from Tenant to Landlord remains unpaid five (5) days after said amount is due, the amount of such unpaid Rent or other payments shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to the greater of (i) five percent (5%)of the amount of the delinquent Rent or other payment, or (ii) an amount equal to any late charge imposed upon Landlord under any Superior Lease or Superior Mortgage (as defined in Section 8.1 below), plus two percent (2%) of the amount of the delinquent Rent or other payment, in no event however to exceed any maximum amount permitted by applicable law, and provided further that if Tenant is so delinquent more than two (2) times in any twelve (12) month period, the percentage in clause (i) hereof shall be increased to ten percent (10%) for every late payment charge after the second in a twelve-month period. The provisions of this Section in no way relieve Tenant of the obligation to pay Rent or other payments on or before the date on which they are due, nor do the terms of this Section in any way affect Landlord's remedies pursuant to Article 22 of this Lease in the event Rent is past due.

        2.6 CONFIDENTIALITY: Tenant shall use reasonable good faith efforts not to disclose and shall instruct its employees and representatives not to disclose the Rent and other material terms of this Lease except to the extent disclosure is reasonably necessary in the conduct of Tenant's business or as otherwise required by applicable law.

ARTICLE 3. USE:

        3.1 Tenant shall use the Premises only for the use specified in Section
1.10 of the Basic Lease Information and for no other purpose without the prior written consent of Landlord. If any governmental license or permit, other than a certificate of occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not do or permit anything to be done in, on, or about the Project or bring or keep anything therein which will: (i) in any way obstruct or interfere with the rights of any neighboring properties to the Project, or injure or unreasonably annoy the owners or occupants of such properties; (ii) use or allow the Project to be used for any unlawful purpose; (iii) use or allow the Premises to be used for schools, government offices or other uses inconsistent with comparable Class A office, headquarters and research and development buildings; (iv) cause or maintain or permit any nuisance, nor commit or allow the commission of any waste, nor use or permit anything to be done which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation applicable to Tenant now in force or which may hereafter be enacted or promulgated; and (v) in any way increase the rate of any insurance upon the Project or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any adverse manner. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements ("Legal Requirements") applicable to Tenant's particular use of the Premises now in force or which may hereafter be in force, and with the requirements of any board of fire underwriters or similar body now or hereafter constituted relating to or affecting Tenant's particular use, alteration, or occupancy of the Premises. Tenant shall also promptly comply with all private restrictions now or at any time hereafter encumbering the Project, including without limitation that certain Declaration, Covenant for Easement and Maintenance Agreement and that certain Grant of Trail Easement and Maintenance Agreement to be recorded against the Project, provided however, that with respect to any other future private restriction which Landlord voluntarily elects (and not mandated by any governmental authority or otherwise required due to Tenant's particular use of the Premises) to record as an encumbrance against the Project, Tenant shall have the right to review and reasonably approve any provisions of such voluntary private restrictions to the extent that the same limit any of Tenant's rights or increase any of Tenant's obligations under this Lease. Tenant shall not be required to make structural changes to the Buildings or the Park Common Areas to comply with Legal Requirements, unless related to or affected by: (i) alterations or improvements made by or for Tenant, including without limitation any structural or other changes resulting from Tenant's use of or acts at the Premises; or (ii) Tenant's use or acts, and in all other events, Landlord shall be responsible for such structural changes, subject to reimbursement to the extent reimbursable under Article 5 below. Similarly, Tenant shall not be required to incur expenses in connection with compliance of the Buildings or Park Common Areas with Legal Requirements in effect at the time of construction of the Buildings or Park Common Areas to the extent that the Buildings or Park Common Areas are not so in compliance and were not in compliance with such Legal Requirements at the time of their construction, and Landlord shall, at Landlord's expense, be responsible for bringing the Buildings and Park Common Areas into compliance with all such Legal Requirements in effect at the time of construction of the Buildings or Park Common Areas if, as and when required by applicable governmental authorities. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any Legal Requirements, shall be conclusive of such violation as between Landlord and Tenant. Tenant shall use its best efforts to prevent any violation of applicable Legal Requirements by its directors, officers, agents, employees, contractors, customers, invitees, subsidiaries, affiliates, subtenants, successors and/or assigns (collectively the "Tenant Parties").

        3.2 [INTENTIONALLY DELETED]

        3.3 HAZARDOUS SUBSTANCES: Except for storage and use that has been expressly permitted in this Section 3.3, Tenant shall not cause or permit the release, discharge, or disposal nor the presence, use, transportation, generation, or storage of any Hazardous Material (as defined below) in, on, under, about, to, or from the Buildings, the Land or the Park Common Areas by either Tenant or any Tenant Parties. Tenant further agrees and covenants to Landlord, its employees, property managers, independent contractors, affiliates, shareholders, directors and officers (collectively the "Landlord Parties") that:

             3.3.1 Tenant shall comply and shall use reasonable efforts to cause all Tenant Parties to comply (but in any event shall be responsible for non-compliance by any Tenant Parties) with all Environmental Laws (as defined below) in effect, or that may come into effect, applicable to the Tenant or Tenant's use and occupancy of the Project;

             3.3.2 Tenant shall immediately notify Landlord, in writing, of any existing, pending or threatened (a) investigation, inquiry, claim or action by any governmental authority in connection with any Environmental Laws of which Tenant receives notice; (b) third party claims of which Tenant receives notice with respect to the Project; (c) regulatory actions of which Tenant receives notice with respect to the Project; and/or (d) contamination of the Project;

             3.3.3 Tenant shall, at Tenant's expense, investigate, monitor, remediate, and/or clean up any Hazardous Material or other environmental condition on, about, or under the Project required as a result of Tenant's or any Tenant Parties' use or occupancy of the Project;

             3.3.4 Tenant shall keep the Project free of any lien imposed pursuant to any Environmental Laws; and

             3.3.5 Tenant shall indemnify, defend, and save Landlord and all Landlord Parties harmless for, from and against any and all claims (including personal injury, real, or personal property damage), actions, judgments, damages, penalties, fines, costs, liabilities, interest, or attorney fees that arise, directly or indirectly, from Tenant's or any Tenant Parties' violation of any Environmental Laws or the presence of any Hazardous Materials on, under or about the Project caused or permitted by Tenant or any Tenant Parties.

The Tenant's obligations, responsibilities, and liabilities under this Section shall survive the expiration or termination of the Lease.

For purposes of this Section the following definitions apply:

"Hazardous Materials" shall mean: (1) any "hazardous waste" and/or "hazardous substance" defined pursuant to any Environmental Laws; (2) asbestos or any substance containing asbestos; (3) polychlorinated biphenyls; (4) lead; (5) radon; (6) pesticides; (7) petroleum or any other substance containing hydrocarbons; (8) any substance which, when on the Project, is prohibited by any Environmental Laws; (9) petroleum; and (10) any other substance, material, or waste which, (i) by any Environmental Laws requires special handling or notification of any governmental authority in its collection, storage, treatment, or disposal or (ii) is defined or classified as hazardous, dangerous or toxic pursuant to any Environmental Laws.

"Environmental Laws" shall mean: any and all federal, state and local laws, statutes, codes, ordinances, regulations, rules or other requirements, relating to human health or safety or to the environment, including, but not limited to, those applicable to the storage, treatment, disposal, handling and release of any Hazardous Materials, all as amended or modified from time to time.

             3.3.6 Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Buildings standard office products that may contain Hazardous Materials (such as photocopy toner, "White Out", and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this
Section 3.3 shall apply with respect to Tenant's storage, use and disposal of all such products. In addition, subject to all of the other terms and provisions of this Section 3.3 (including without limitation as set forth in the balance of this Subsection 3.3.6), Landlord shall not withhold its consent to Tenant storing and using upon the Premises those Hazardous Materials and in the quantities listed on Exhibit G attached hereto, subject to Tenant's compliance with any conditions of approval contained therein or any reasonable conditions of approval contained in a separate writing from Landlord, and provided such storage and use is in accordance with all applicable Legal Requirements and permits and the provisions of this Section 3.3. Landlord may, in its reasonable discretion, place such conditions as Landlord deems appropriate with respect to any of such Hazardous Materials, or any other Hazardous Materials Tenant may request to use at the Premises; and in connection therewith, Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval of the storage, generation, release, disposal or use of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that any reasonable costs incurred by Landlord in connection with (i) determining such conditions, and (ii) conducting up to one (1) inspection per calendar year (unless a release or noncompliance has occurred or is discovered, in which event additional inspection(s) with respect to such release(s) may occur at Tenant's expense) shall be reimbursed by Tenant to Landlord as Additional Rent hereunder upon demand.

                    Subject to the restrictions on entry set forth in Article 16 below, Landlord and its representatives shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time upon prior notice to Tenant's corporate services department to determine whether Tenant is complying with the terms of this Section 3.3, and in connection therewith Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. Any sampling and monitoring shall be at Landlord's expense unless the same reveals a noncompliance by Tenant under this Section 3.3, in which event Tenant shall reimburse to Landlord all costs reasonably incurred in connection therewith as Additional Rent upon demand. If Tenant is not in compliance with any of the provisions of this Section 3.3, or in the event of a release of any Hazardous Material on, under or about the Premises caused or permitted by Tenant, or any Tenant Parties, Landlord and its representatives shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises (subject to the restrictions on entry set forth in Article 16 below unless such entry arises out of a release of any Hazardous Material, in which event such restrictions shall not apply) and to discharge Tenant's obligations under this Section 3.3 at Tenant's expense, including without limitation the taking of emergency or long-term remedial action. Landlord and its representatives shall, except in an emergency, coordinate any such entry with Tenant following reasonable prior notice to Tenant, and shall endeavor to minimize interference with Tenant's business in connection therewith, but shall not be liable for any such interference unless such interference arises out of willful misconduct of Landlord. In addition, Landlord, at Tenant's expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or any Tenant Parties, of Hazardous Materials on, under, from or about the Premises.

                    Promptly upon the expiration or sooner termination of this Lease, Tenant shall at Tenant's expense obtain a report prepared by a qualified licensed and certified environmental engineer, certifying to Landlord and Tenant that there are no Hazardous Materials on, under or about the Premises as a result of any acts or omissions of Tenant or any Tenant Parties. If Tenant or such report discloses the existence of Hazardous Materials on, under or about the Premises, or if Landlord at any time discovers that Tenant or any Tenant Parties caused or permitted the release of a Hazardous Material on, under, from or about the Premises, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord within thirty (30) days after such request a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord's approval of such clean up plan, Tenant shall, at Tenant's sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to clean up such Hazardous Materials in accordance with all Environmental Laws and as required by such plan and this Lease.

             3.3.7 On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord upon request with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, work place exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials. Tenant shall promptly provide Landlord, without the need for request from Landlord, with complete and legible copies of: orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant's use, handling, storage, release and/or disposal of Hazardous Materials.


             3.3.8 If the presence or release of Hazardous Materials caused solely by Landlord renders the Premises untenantable in whole or in part or results in Tenant being required to vacate the Premises in whole or in part pursuant to an order or requirement of any governmental agency or authority, then the Rent, Taxes, insurance premiums, and other charges, if any, payable by Tenant hereunder applicable to any such Building area so untenantable, if any, for the period during which such Building area remains so impaired, shall be abated in proportion to the degree to which Tenant's use of such Building area is impaired and for the period of such impairment, provided however, that to the extent that Tenant's business interruption insurance, if any, or other insurance would cover such obligations, Tenant shall either cause such proceeds to be paid to Landlord or this abatement provision shall not apply.

        3.4 ANTENNA USES: Landlord hereby grants Tenant the right to install and maintain a satellite dish and related facilities and antenna (collectively the "Antenna") on the roofs of the Buildings, at Tenant's expense, which Antenna and its location shall be reasonably approved by Landlord and shall be in compliance with the following terms, requirements and conditions:

             3.4.1 The size, location and placement, as well as the manner and method of installation and removal of the Antenna and related equipment, shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld. The Antenna and related equipment shall not penetrate the roof membrane and shall be adequately screened from view. If Landlord elects to hire structural, mechanical, roofing and/or other engineers or consultants to review such plans and specifications, Tenant shall reimburse Landlord for the reasonable costs thereof, whether or not Landlord grants such approval.

             3.4.2 Tenant shall pay for all utilities consumed to install, maintain, operate and remove its Antenna and equipment, as well as the reasonable costs of any engineers or consultants employed by Landlord to review the same.

             3.4.3 Prior to the installation of said Antenna and equipment, Tenant shall secure and shall at all times thereafter maintain all required approvals and permits of the Federal Communications Commission and all other governmental bodies having jurisdiction over its business, including its communications, operations, and facilities. Tenant shall at all times comply with all laws and ordinances and all rules and regulations of municipal, state and federal governmental authorities relating to the installation, maintenance, height, location, use, operation, and removal of said Antenna and equipment and shall fully indemnify Landlord and all Landlord Parties against any loss, cost, or expense which may be sustained or incurred by it as a result of the installation, maintenance, operation, or removal of said Antenna and equipment. Landlord makes no representation that applicable laws, ordinances or regulations permit the installation or operation of antennas on the Project.

             3.4.4 Landlord hereby grants unto Tenant the right, to be exercised as herein set forth, to enter upon the roofs of the Buildings for the sole purpose of gaining access to the Tenant's installation. In addition thereto, Landlord grants unto Tenant the right, to be exercised as herein set forth, to install such equipment, conduits, chases, utility closets and other facilities as is reasonably necessary to connect Tenant's Antenna to Tenant's other machinery and equipment in other parts of the Buildings, subject to the requirements of any permits and the codes, regulations and rules of any governmental body, agency or authority. Landlord further grants to Tenant the right of access for the purposes of maintaining, repairing, testing and replacing the connecting equipment. Tenant shall promptly reimburse Landlord for the costs of repairs of any damage to the Premises (including the roofs of the Buildings) directly or indirectly caused by Tenant's installations or the operation, maintenance or removal thereof.

             3.4.5 Tenant, at its expense, shall be solely responsible for and shall maintain its Antenna and related equipment in a safe, structural, sound, clean and sightly condition and shall indemnify and save harmless Landlord against all liens and claims of mechanics and materialmen furnishing labor and materials in the construction and maintenance of same.

             3.4.6 Tenant agrees to defend, indemnify and save harmless Landlord and all Landlord Parties and to assume all liability for death or injury to any persons and all liability for loss, damage or injury to any property incurred or sustained by Tenant or any other person arising from, growing out of or resulting from Tenant's installation or its use of the roofs of the Buildings or any other areas in the Premises where Tenant's antenna-related equipment is located, including costs, attorney's fees and other expenses incurred by Landlord in defending any such claim.

             3.4.7 Landlord shall have the right to terminate the rights under this Section 3.4 upon written notice to Tenant, in the event that: (a) it shall be determined that such installation or use materially interferes with the operation of machinery and apparatus of the Buildings, such as the elevators; or
(b) it is found by public authority having jurisdiction over the Buildings that such installation and use constitute a nuisance or hazard to the public or to the occupants of the Buildings; or (c) the expiration or earlier termination of this Lease.

             3.4.8 Upon the expiration or earlier termination of this Lease or the termination of Tenant's rights under this Section 3.4, the Antenna and the related equipment installed under the terms hereof shall be removed by Tenant and the area of the Buildings where they were installed shall be restored by Tenant to as good condition as existed immediately prior to installation of such Antenna and related equipment.

ARTICLE 4. TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES:

        4.1 ACCEPTANCE OF PREMISES: Subject to the provisions of Section 4.2 below relating to latent defects and warranty items, and the punch list items identified in Exhibit C-2 attached to this Lease and as provided for in Exhibit D, and subject to all other obligations of Landlord contained in this Lease, by taking possession of each Building, Tenant accepts such Building as being in the condition in which Landlord is obligated to deliver it and otherwise in good order, condition and repair. Except as set forth in Section 4.2 below and any punchlist items, Landlord shall have no obligation to repair or maintain the Premises, and except for Landlord's work described in Exhibit D, Landlord shall have no obligation to alter, remove, improve, decorate, or paint the Premises or any part thereof. Tenant acknowledges that neither Landlord nor any of Landlord's agents or employees has made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business, including, but not limited to, any representations or warranties regarding zoning or other land use matters, or for any other purpose, and that neither Landlord nor any of Landlord's representatives or employees has agreed to undertake any alterations or additions or construct any Tenant Improvements to the Premises except as expressly provided in Exhibit D attached to this Lease.

        4.2 LANDLORD'S OBLIGATIONS: Subject to the provisions of Section 4.3 and
Article 19, Landlord shall, at Landlord's expense (and not reimbursed as part of Operating Expenses) for the initial Lease Term only, repair (i) any latent defects to the foundation, footings, roof structure, underground plumbing, underground electrical lines and pipes and underground storm drains owned by Landlord within the Project, load-bearing walls of the Buildings, parking lot areas within the Park Common Areas, and light standards within such parking lot areas, which defects pose an imminent threat of injury to persons, damage to property, or inability of Tenant to occupy the Buildings; and (ii) any other defects in the construction of the Buildings, the Park Common Areas or the Tenant Improvements covered by any warranty or guaranty during the length of any warranty or guaranty period.

             Landlord shall, subject to receiving Tenant's payment of Operating Expenses as defined in Article 5, and subject to Section 4.3 and Article 19, maintain in good condition and repair the Park Common Areas, including but not limited to, landscaping (including replacement thereof), sprinkler systems, walkways, parking areas, the exterior surfaces of the exterior walls of the Buildings, all exterior glass, window seals and vents of the Buildings, fencing and exterior lighting; and the electrical, mechanical, heating, ventilation and air conditioning installed by Landlord ("HVAC"), elevators, and plumbing systems of the Buildings, and fire/life safety and sprinkler systems. Such maintenance shall include restriping of the parking areas, periodic window washing of the exterior windows of the Buildings (but in no event less than 4 times per year), and painting of the exterior walls of the Buildings, as and when the same becomes necessary in Landlord's reasonable discretion or as requested by Tenant. Such maintenance shall further include the roofs of the Buildings. Landlord's regularly scheduled maintenance under this Section 4.2 shall generally conform to the specifications set forth in Exhibit I attached to this Lease. Landlord shall not be required to make any repairs unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. The cost of any maintenance, repairs and/or replacements on the part of Landlord provided for in this Section 4.2 shall be considered part of Operating Expenses and paid by Tenant in the manner set forth in Article 5, except as provided in the first sentence hereof and except that repairs which Landlord reasonably deems arise out of any act or omission of Tenant or any Tenant Parties shall be made at the immediate expense of Tenant. Landlord's obligation to repair and maintain hereunder shall be limited to the cost of effecting such repair and maintenance and in no event shall Landlord be liable for any costs or expenses in excess of said amounts, including but not limited to any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant. Upon Tenant's request, Landlord agrees to provide to Tenant copies of all guaranties and warranties applicable to any portions of the Project. Notwithstanding the foregoing, Landlord may, by written notice to Tenant, elect at any time to cease maintaining all or any portion of the Park Common Areas and/or the roofs of the Buildings, in which event Tenant shall be responsible for such maintenance as set forth in Section 4.3 below.

        4.3 TENANT'S OBLIGATIONS: Except for Landlord's obligations stated in
Section 4.2 above, Tenant shall, at all times during the term hereof at Tenant's sole cost and expense, keep the Premises in good order, condition and repair, which obligation shall include, without limitation, the obligation to maintain, repair and replace as necessary: (i) floor coverings; (ii) wall coverings; (iii) paint on the interior of the Buildings; (iv) casework; (v) ceiling tiles; (vi) supplemental heating, ventilating and air conditioning systems serving the Premises and installed by or at the request of Tenant ("Supplemental HVAC Systems"); (vii) window coverings; (viii) lights and ballasts; (ix) locks and hardware; (x) all of Tenant's Property (as defined in Section 14.2 herein); (xi) any and all Tenant Improvements (as defined in Exhibit D); (xii) interior window glass and door glass in the Buildings (including any replacement thereof and periodic washing of the interior surfaces); (xiii) public lobbies, stairs, corridors and rest rooms; (xiv) all required janitorial and trash removal services to the Premises; and (xv) all security systems, card key systems, and other similar systems serving the Project.

             During the Lease Term, Tenant agrees to employ a contractor or qualified internal employee reasonably approved by Landlord to perform Tenant's obligations for maintenance of the Supplemental HVAC System on the Premises. Such maintenance shall include at least quarterly inspections and cleaning of said units and systems, together with such adjustments and servicings as each inspection discloses to be required. In addition, Tenant shall perform all repair, testing and servicing as shall be necessary or reasonably required by Landlord or Landlord's insurance underwriter. Upon Landlord's request, Tenant shall provide to Landlord complete, accurate and legible copies of all periodic maintenance contracts required hereunder and of the results of any periodic inspections, testing and repair.

        4.4 TENANT IMPROVEMENTS: A description of the tenant improvements to be performed by Landlord ("Tenant Improvements") and the terms under which they are to be executed is attached hereto as Exhibit D. Landlord shall construct the Tenant Improvements in accordance with Exhibit D and in a good and workmanlike manner.

ARTICLE 5. OPERATING EXPENSES AND TAXES:

        5.1 OPERATING EXPENSES: For the purpose of this Lease, the term "Operating Expenses" shall mean all expenses paid or incurred by Landlord (or on Landlord's behalf) as reasonably determined by Landlord to be necessary or appropriate for the efficient use, operation, maintenance, repair and replacement of the Project, including without limitation:

             5.1.1 All costs and expenses to Landlord in maintaining fire and extended coverage insurance including an all risk endorsement on the property, public liability, fidelity, rent loss insurance, difference in conditions and any other insurance maintained by Landlord covering the use and operation of the Project as set forth in Section 11.2 below, and the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Project (other than the deductibles under any earthquake insurance maintained by Landlord for all or any portion of the Premises, for which Tenant shall not be liable or responsible hereunder), and subject to the limitation contained in the first sentence of Section 11.2 below.

             5.1.2 Reasonable costs incurred by accountants, attorneys or other experts or consultants incurred in connection with (i) any items requested by Tenant, (ii) any matters arising out of or attributable to the acts or omissions of Tenant or any Tenant Parties, (iii) attempts to reduce Operating Expenses in other areas, or to reduce Taxes, and (iv) the operation or maintenance of the Premises, excluding however, any internal costs incurred or required by Landlord in connection with the Premises (such as, for example, audits conducted solely for the benefit of Landlord, disputes between Landlord and its property manager or any Superior Mortgagee or Superior Lessor, and the like) or otherwise as limited under Section 5.2 below.

             5.1.3 All costs and expenses incurred by Landlord in operating, managing (including a commercially reasonable market rate management fee), maintaining and repairing the Project, including without limitation: (i) all sums expended in connection with the Park Common Areas for general maintenance and repairs, resurfacing, painting, restriping, cleaning, sweeping, sidewalks, curbs, sprinkler systems, planting and landscaping; (ii) maintenance, repair and replacement of any storm drainage systems; (iii) cost of all tools, equipment and supplies and personnel specifically utilized to implement such services at the Project only and to generally monitor and maintain the Project; (iv) reasonable rental and/or depreciation of machinery and equipment used in such maintenance and services; (v) the cost of any capital improvements, repairs and replacements made by or on behalf of Landlord to the Project, net of any reserves collected therefor; (vi) the cost of any capital improvements, repairs and replacements made by or on behalf of Landlord for which no reserves were collected to the extent of the amortized cost thereof over the useful life thereof calculated at a market cost of funds at the time the expense is incurred, all as reasonably determined by Landlord; (vii) establishment of reasonable reserves for replacements and/or repairs to Park Common Areas, roofs and exterior Premises painting in accordance with the schedule attached hereto as Exhibit I or otherwise in accordance with generally acceptable accounting principals and practices; (viii) costs incurred in connection with compliance with laws (other than building codes in effect at the time of construction of the Buildings) or changes in laws applicable to the Project; (ix) commercially reasonable premiums and other commercially reasonable costs for worker's compensation insurance, salaries, wages, withholding taxes, social security taxes, medical, surgical, union and general welfare benefits (including without limitation, group life insurance), and pension or other retirement payments of employees of Landlord or Landlord's property manager engaged in the repair, maintenance and operation of the Project; (x) personal property taxes, fees for required licenses and permits, supplies and charges; (xi) all other costs incurred by Landlord under Section 4.2 above; and (xii) all other charges allocable to the operation, maintenance and repair of the Project.

        5.2 EXCLUSIONS FROM OPERATING EXPENSES: Operating Expenses shall not include: (i) depreciation or amortization and other "non-cash" expense items (except as provided above in Section 5.1.3); (ii) interest on and amortization of debts; (iii) Tenant Improvements under Exhibit D; (iv) leasing commissions, attorneys' fees and other expenses incurred in connection with negotiating this Lease; (v) costs associated with defense of Landlord's title to or interests in the Project; (vi) refinancing costs; (vii) advertising and promotional expenses;
(viii) repairs and other work occasioned by fire or other casualty to the extent Landlord is actually reimbursed or entitled to reimbursements by insurance proceeds; (ix) fines or penalties incurred due to violations by Landlord of governmental laws, regulations, orders and the like; (x) all overhead, costs and expenses associated with the operation of Landlord's business, as distinguished from costs and expenses associated with the operation of the Project, such as, without limitation, corporate accounting and legal fees, costs and expense of defending or prosecuting litigation not related to the Project, and costs and expense of selling, syndicating, financing or mortgaging Landlord's interest in the Project; (xi) any items of expense as to which the Landlord is reimbursed by means other than Operating Expenses such as through insurance proceeds or litigation against the party who wrongfully caused the expense; (xii) costs of correcting structural or other construction defects, including any allowances for same, in the construction of the Buildings or Park Common Areas (including latent defects) or equipment used therein (or the replacement of defective equipment) but only to the extent described as a Landlord expense in Section 4.2 above, or costs of repairs covered by any warranties or guaranties; (xiii) services, items and benefits for which Tenant specifically reimburses Landlord or for which Tenant pays third persons; (xiv) penalties for late payment, including, without limitation, with respect to taxes, equipment leases, etc., unless arising out of any late payment by Tenant; (xv) costs directly resulting from the willful misconduct of Landlord, its employees, representatives and/or contractors; (xvi) costs or expenses for sculpture, paintings or other works of art (other than on-site sculpture, paintings, or art in place as of the Commencement Date), including costs incurred with respect to the purchase, ownership, leasing, showing, promotion, repair and/or maintenance of same;
(xvii) costs of restoration or repair of the Buildings as a result of total or partial destruction or condemnation thereof, such costs to be handled pursuant to Article 19 of this Lease; (xviii) contributions to charitable organizations;
(xix) the costs of any initial construction "tap fees" or one-time lump sum sewer or water connection fees for the Buildings; (xx) compensation in the form of wages, salaries and such other compensation and benefits, as well as any adjustments thereto, for all employees and personnel of Landlord not providing services to the Project; (xxi) fees, costs, reimbursements and other sums paid to affiliates of Landlord for services provided to the Project to the extent that such fees, costs, reimbursements or other sums are in excess of prevailing market amounts for comparable services provided by unaffiliated third parties;
(xxii) any costs, expenses, losses or liabilities relating to the public trail easement through the Park Common Areas for which Landlord is reimbursed or indemnified by the County of Orange pursuant to any indemnity or insurance provisions benefiting Landlord under the easement agreement therefor; (xxiii) costs paid directly by the County of Orange to maintain and repair the public trail easement through the Park Common Areas; and (xxiv) costs incurred by Landlord in connection with responding to any Hazardous Materials release by a third party who is not a Tenant Party migrating onto the Land.

        5.3 TAXES: The term "Taxes" shall include (i) all real property taxes and assessments and personal property taxes, charges, rates, duties and assessments charged, levied or imposed by any governmental authority with respect to the Project, and any improvements, fixtures and equipment located therein or thereon, and with respect to all other property of Landlord, real or personal, used in connection with the operation of the Project or any obligation to any governmental entity assessed upon Landlord as a result of its ownership or operation; (ii) any tax in lieu of a real property tax; (iii) any tax or excise levied or assessed by any governmental authority on the rentals payable under this Lease or rentals accruing from the use of the Project; (iv) any tax or excise imposed or assessed against Landlord which is measured or based in whole or in part on the capital employed by Landlord to improve the Project, or to construct the Buildings; (v) any assessments, levies or charges imposed by any quasi governmental authority, association, declarant, or similar entity pursuant to any covenant, restriction or other encumbrance upon or relating to the Project, except to the extent arising out of the non-performance by Landlord of any Landlord obligations under any such covenant, restriction or other encumbrance upon or relating to the Project; and (vi) all reasonable costs and expenses incurred by Landlord in contesting or negotiating the same with governmental authority if Landlord, in its reasonable discretion, elects to contest or negotiate the same. Notwithstanding the foregoing, Taxes shall not include federal or state corporate or personal income, excess profits, estate, business, inheritance, succession, transfer or franchise taxes or assessments upon Landlord.

             Tenant may contest the amount or validity of any Taxes or taxes levied on Tenant's personal property by appropriate proceedings, provided that Tenant gives Landlord prior written notice of any such contest and keeps Landlord advised as to all proceedings, and provided further that Tenant shall continue to reimburse Landlord for Tenant's Pro Rata Share of such Taxes unless such proceedings shall operate to prevent or stay such payment and the collection of the Taxes so contested. Landlord shall join in any such proceedings if any applicable laws shall so require, provided that Tenant shall indemnify, protect, hold harmless and defend Landlord from and against any liability, claim, demand, cost or expense in connection therewith, including but not limited to, attorneys' fees and costs reasonably incurred.

ARTICLE 6. PAYMENT OF OPERATING EXPENSES:

        6.1 OPERATING YEAR: As used in this Article 6, the term "Operating Year" shall mean each calendar year of the Lease Term and in the event this Lease begins or ends on any date other than the first day of the calendar year, the calculations, costs and payments referred to herein shall be prorated as provided in Section 31.8.

        6.2 TENANT'S PRO RATA SHARE: Throughout the entire Lease Term, Tenant shall pay, as Additional Rent, the Tenant's Pro Rata Share of the Operating Expenses and Taxes. If in any Operating Year Tenant occupies the Premises or any portion thereof for less than the full Operating Year, Tenant's Pro Rata Share of Operating Expenses and Taxes shall be pro rated accordingly. "Tenant's Percentage" shall mean a percentage, the numerator of which is the number of rentable square feet of the Premises and the denominator of which is the total number of rentable square feet of the Project, whether or not such space is actually rented. The initial Tenant's Percentage is specified in Section 1.16 of the Basic Lease Information. "Tenant's Pro Rata Share" shall mean Tenant's Percentage multiplied by the total Operating Expenses and Taxes for the applicable Operating Year.

        6.3 WRITTEN STATEMENT OF ESTIMATE: Prior to each Operating Year during the Lease Term, Landlord shall furnish Tenant for Tenant's review with a written statement setting forth Tenant's Pro Rata Share of the estimated Operating Expenses and Taxes for the next Operating Year. Such statement shall (a) reasonably demonstrate that the amounts charged under each line item of expense conform to the specifications set forth in Exhibit I attached to this Lease (or, if there is a deviation from such specifications, include a brief description of the reasonable basis for such deviation), and (b) for any change in the amortization amount of any reserves included in such statement, a certification by Landlord's consultant with respect to such reserve item (or, upon Tenant's request, by a mutually acceptable third party consultant experienced with such reserve item) providing a reasonable basis for such change. Tenant shall have the right to meet with Landlord to (i) confer with Landlord regarding any such deviations, (ii) propose to Landlord alternatives or options seeking to reduce Operating Expenses including the right to require competitive bidding for major line item services (e.g., landscaping, window washing, etc.), without, however, compromising the quality of any services or compromising any of Landlord's rights or obligations under this Lease, and (iii) with respect to parking lot sweeping, steam cleaning, and window washing, Tenant shall have the right to approve the frequency of such services. It is understood and agreed that, notwithstanding Tenant's rights to confer with Landlord as set forth in the preceding sentence, other than with respect to the items under clause (iii) of said sentence, the decisions of Landlord with respect to service specifications required to properly maintain the Premises as a Class A building project shall be final and controlling. Tenant shall pay to Landlord as Additional Rent commencing on January 1 of the Operating Year, and thereafter on the first day of each calendar month, an amount equal to one-twelfth of the amount of Tenant's Pro Rata Share of such Operating Expenses and Taxes. In the event Landlord delivers the written statement late, Tenant shall continue to pay to Landlord an amount equal to one-twelfth of Tenant's Pro Rata Share of the Operating Expenses and Taxes for the immediately preceding Operating Year until Landlord furnishes the written statement, at which time Tenant shall pay the amount of any excess of the Tenant's Pro Rata Share for the expired portion of the current Operating Year over the Tenant's actual payments during such time; any excess payments by Tenant shall be credited to the next due payment of Additional Rent from Tenant. The late delivery of any written statement by Landlord shall not constitute a waiver of Tenant's obligation to pay Tenant's Pro Rata Share of the Operating Expenses and Taxes, nor subject the Landlord to any liability, but Landlord shall use reasonable efforts to deliver such written statements of Operating Expenses and Taxes as soon as reasonably possible.

        6.4 REESTIMATIONS: At any time from time to time during each Operating Year, not more frequently than once per Operating Year, Landlord may furnish Tenant with written notice of a reestimation of the annual Operating Expenses and Taxes to reflect more accurately Landlord's most recent estimate of the current Operating Expenses and Taxes. Commencing with the first day of the calendar quarter following delivery of such notice to Tenant, and continuing on the first day of each calendar month during the Lease

Term (until subsequently reestimated), Tenant shall pay to Landlord one twelfth (1/12th) of the Tenant's Pro Rata Share of the estimated Operating Expenses and Taxes, as reestimated.

        6.5 ANNUAL ADJUSTMENTS: Within ninety (90) days following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant an itemized statement certified by Landlord, setting forth the total Operating Expenses and Taxes for the preceding calendar year, the amount of Tenant's Pro Rata Share of such Operating Expenses and the payments made by Tenant with respect to such calendar year. If Tenant's Pro Rata Share of the actual Operating Expenses and Taxes for such year exceeds the payment so made by Tenant, based on the Landlord's estimate, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of said statement. If said payments by Tenant, based on Landlord's estimate, exceed Tenant's Pro Rata Share of the actual Operating Expenses and Taxes, Landlord will credit the amount of such overpayment against Tenant's next Operating Expense and Tax payment due; or, if the Lease has expired or terminated, Landlord will refund such amount to Tenant within thirty (30) days after the date of such estimate, subject to set off by Landlord against any sums then due Landlord by Tenant.

        6.6 TENANT EXAMINATION: In addition, Tenant or an authorized representative of Tenant may at any time during business hours, upon at least five days advance written notice to Landlord, examine any invoices, receipts, canceled checks, vouchers or other instruments used to support the figures shown on any statement of Operating Expenses and Taxes for the Project; provided, however, that Tenant shall only be entitled to such an examination once in each Operating Year, and the examination shall not be conducted by anyone who is engaged on a contingent fee basis to represent Tenant or who is a competitor of Landlord. Property managers and commercial building owners shall be deemed competitors of Landlord. The person conducting the examination on behalf of Tenant shall enter into a confidentiality agreement reasonably satisfactory to Landlord. In the event the examination discovers an overcharge in excess of 5% of the Operating Expense payments during the Operating Year covered by the examination, Landlord shall reimburse Tenant for the actual out-of-pocket costs reasonably incurred by Tenant due to the examination. In the event the examination fails to discover an overcharge in excess of 5% of the Operating Expense payments during the Operating Year covered by the examination, Tenant shall reimburse Landlord for the actual costs incurred by Landlord due to the examination.

        6.7 DISPUTES: Each statement given by Landlord pursuant to this Section shall be conclusive and binding upon Tenant unless within the earlier of (i) one
(1) year plus sixty (60) days after the receipt of such statement, or (ii) sixty
(60) days after Tenant completes any examination under Section 6.6 above, Tenant notifies Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. If such disputes shall not have been settled by agreement, either party, within sixty (60) days after receipt of such statement, may pursue its available legal remedies. Tenant hereby agrees that a dispute over the statement or any good faith error by Landlord in interpreting or applying Article 5 or in calculating the amounts in the statement shall not be a breach of this Lease by Landlord. If any legal proceeding over the statement is resolved against Landlord, this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages, and pending the determination of such dispute, Tenant, within thirty (30) days of receipt of such statement, shall pay Additional Rent in accordance with the statement, without prejudice to Tenant's positions. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment of Additional Rents resulting from compliance with the statement; or if the Lease has expired or earlier terminated pursuant to Section 30.4 below, Landlord will promptly refund such amount to Tenant.

        6.8 PAYMENT: If an Operating Year ends after the expiration or termination of this Lease, the Additional Rent in respect thereof payable under this Section shall be paid by Tenant within ten (10) days of its receipt of the itemized statement for such Operating Year; or, if applicable, Landlord will deliver any excess amount paid by Tenant concurrently with such itemized statement.

ARTICLE 7. LEASE SECURITY:

             7.1 Security Deposit: Concurrently with the execution of this Lease, Tenant shall deposit with Landlord in cash or by wire transfer of funds, the sum of One Million Eight Hundred Thousand Dollars ($1,800,000.00) (the "Security Deposit"), to be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term until such time as Tenant shall deposit with Landlord the first Letter of Credit described in Section 7.2
(i) below, at which time Landlord shall return the Security Deposit to Tenant, less any amounts properly applied by Landlord by reason of any Tenant Event of Default under this Lease. The Security Deposit shall be placed in a federally insured interest bearing account reasonably acceptable to Tenant, with all interest accruing thereon to be paid to Tenant upon return of the Security Deposit to Tenant. Prior to the substitution of the first Letter of Credit for the Security Deposit, upon the occurrence of an Event of Default, including without limitation any default by Tenant in the payment of Base Rent and Additional Rent beyond applicable cure periods under this Lease, Landlord may (but shall not be required to) without waiver of any other rights or remedies Landlord may have under this Lease or at law or in equity, use, apply or retain all or any part of the Security Deposit for the payment of any Base Rent and Additional Rent or any other sums owed to Landlord by reason of such Event of Default or for any such sums which Landlord may expend or may be required to expend by reason of such Event of Default, including, but not limited to, unamortized Tenant Improvement costs, unamortized leasing commissions, and any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If any portion of the Security Deposit is so used or



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

applied, Tenant shall, within ten (10) days after demand therefor, deposit with Landlord in cash or by wire transfer of funds, an amount sufficient to restore the Security Deposit to its original amount.

             7.2 Letters of Credit: Tenant shall deposit with Landlord two (2) unconditional, irrevocable sight draft letters of credit in the amounts and for the purposes set forth below (each hereinafter a "Letter of Credit" and collectively the "Letters of Credit"). The form and content of each Letter of Credit shall conform to International Standby Practices 1998 International Chamber of Commerce Publication No. 590, shall name Landlord as beneficiary thereunder, shall be freely transferable by Landlord, and shall otherwise be acceptable to Landlord in its reasonable discretion (including, without limitation, a provision that any termination or cancellation thereof not be effective until at least sixty (60) days after delivery of written notice to Landlord of such termination or cancellation) and shall be drawn on Bank of America, GE Capital, or another comparable commercial lender reasonably acceptable to Landlord. Each Letter of Credit shall have a term of twelve (12) months and shall be replaced or renewed by Tenant annually effective as of each anniversary of the Commencement Date for consecutive twelve (12) month terms as set forth below. Landlord shall have the right to obtain written assurances from the issuer(s) at any time that any of such Letters of Credit are still valid and enforceable. Upon the occurrence of an Event of Default, including without limitation any default by Tenant in the payment of Base Rent and Additional Rent beyond applicable cure periods under this Lease, or if Landlord has not received replacement Letters of Credit or written confirmation of renewal of any expiring Letter of Credit at least thirty (30) days prior to its expiration, Landlord may, without waiver of any other rights or remedies Landlord may have under this Lease or at law or in equity, draw upon each or all of the Letters of Credit in whole or in part, and hold same as a cash Security Deposit (if drawn on for failure to replace or renew) or (if drawn on by reason of the occurrence of an Event of Default) apply the proceeds thereof to the payment of any Base Rent and Additional Rent or any other sums owed to Landlord by reason of the occurrence of such Event of Default or for any such sums which Landlord may expend or may be required to expend by reason of such Event of Default, including, but not limited to, unamortized Tenant Improvement costs, unamortized leasing commissions, and any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord, and Landlord may hold the cash balance as a cash Security Deposit, provided that at such time as Tenant shall have cured all such Event(s) of Default and shall have replaced and/or restored the subject Letter(s) of Credit to their then required full amount(s), and provided further that Landlord shall not have exercised its right to terminate this Lease as a result of such Event of Default, Landlord shall return all cash previously drawn by Landlord less all amounts properly applied by Landlord to any amounts hereunder and Landlord shall thereafter continue to hold the Letter(s) of Credit in accordance with the terms of this Article 7.

             The terms of the Letters of Credit shall be as follows:

                    (i) One Letter of Credit shall be for the amount of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00). Such Letter of Credit shall be delivered by Tenant to Landlord at or before the Commencement Date and have a term of twelve (12) months and shall be replaced or renewed by Tenant annually at least thirty (30) days prior to expiration (i.e., at least thirty (30) days prior to each anniversary of the Commencement Date) throughout the first seven (7) years of the Lease Term as provided herein, in each instance for a consecutive term of twelve (12) months. At each annual replacement or renewal during the first seven (7) years of the Lease Term, provided the issuer has received written authorization from Landlord as set forth below, the face amount of the renewal or replacement Letter of Credit available for drawing by Landlord shall be reduced, by the amount of Five Hundred Thousand Dollars ($500,000.00) until the final replacement or renewal Letter of Credit shall expire and Tenant shall have no further obligation to renew or replace the Letter of Credit; provided, however, that if as of any anniversary of the Commencement Date, Landlord shall have drawn upon the Letter of Credit as a result of an Event of Default under this Lease, or if there shall be outstanding any of the matters set forth in Section 3.3.2 above, then Tenant shall restore or replace the Letter of Credit as of such anniversary of the Commencement Date to the full amount of the prior Letter of Credit in effect immediately prior to such Event of Default or the commencement of such matter under Section 3.3.2, as applicable (i.e., without regard to such scheduled reduction), and such replacement Letter of Credit shall not reduce again until the next succeeding anniversary of the Commencement Date and then shall reduce only if Landlord has not exercised its right to terminate this Lease as a result of such Event of Default and if such matter under Section 3.3.2 is not still outstanding . At least forty-five (45) days prior to each annual anniversary of the Commencement Date, Tenant shall send to Landlord a written notice certifying to Landlord (in the same manner as set forth in Section 28.1 below) that there is no outstanding Event of Default by Tenant under this Lease and that there are no matters outstanding under Section 3.3.2 of this Lease, and requesting that Landlord therefor authorize the reduction of this Letter of Credit; and unless Landlord disagrees with Tenant's notice, Landlord shall authorize the issuer of the Letter of Credit to so reduce the same. If Landlord disputes Tenant's certification, Landlord shall promptly notify Tenant in writing, which writing shall set forth in reasonable detail the basis of Landlord's dispute.

                    (ii) The second Letter of Credit shall be in the amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00). Such Letter of Credit shall be delivered by Tenant to Landlord at or before the Commencement Date and have a term of twelve (12) months and shall be replaced or renewed by Tenant annually at least thirty (30) days prior to expiration (i.e., at least thirty (30) days prior to each anniversary of the Commencement Date) for a period through and including ninety (90) days beyond the initial Lease Term, in each instance for a consecutive term of twelve (12) months.

             7.3 Uses and Disposition of Letters of Credit: If Landlord shall draw upon the whole or any part of the Letters of Credit as provided in Section 7.2, Tenant shall upon demand immediately cause the Letters of Credit to be fully restored to their original amounts (or, if drawn in full, deliver to Landlord replacement Letters of Credit), and upon such restoration or replacement, provided all Events of Default have been cured and Landlord has not exercised its right to terminate this Lease as a result of such Event of Default, Landlord shall immediately return to Tenant all Letter of Credit proceeds previously drawn by Landlord and not



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

applied by Landlord in accordance with Section 7.2. In the event of any sale of Landlord's interest in the Buildings or any master lease of the Buildings by Landlord to a third party, whether or not in connection with a sale or leasing of the Land, Landlord shall either transfer the Letters of Credit to the vendee or master lessee, or the vendee or master lessee shall assume Landlord's obligations under this Lease in respect of the Letters of Credit, and upon written request by Landlord or such vendee or master lessee, Tenant shall cause the issuer of the Letters of Credit to certify or reissue such Letters of Credit to the vendee or master lessee. Notice to Tenant of any such transfer shall not be a condition to the validity of such transfer, but Landlord agrees to notify Tenant of any such transfer. Upon transfer of the Letters of Credit to the vendee or master lessee, and provided Landlord also transfers to such vendee or master lessee all proceeds from any Letter(s) of Credit held at that time by Landlord which have not been applied by Landlord to an Event of Default, Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof; and if the vendee or master lessee expressly assumes Landlord's obligations in respect of the Letters of Credit, Tenant shall look solely to the new landlord for the return or payment of the same. Further, the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the Letters of Credit and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.


ARTICLE 8. SUBORDINATION, NOTICE TO SUPERIOR LESSORS AND MORTGAGEES:

        8.1 SUBORDINATION: Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called "Superior Lessor," and any mortgage to which this Lease is, at the time referred to, subject and subordinate is herein called "Superior Mortgage" and the holder of a Superior Mortgage, or its successor in interest, at the time referred to, is herein called "Superior Mortgagee." This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground leases covering the Land and/or the Project now or hereafter existing, and to all mortgages which may now or hereafter affect the Land and/or the Project and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages, subject however to Tenant's rights under Section 8.3 below. In confirmation of such subordination, Tenant shall execute, acknowledge or deliver any instrument that Landlord, any Superior Lessor or any Superior Mortgagee may reasonably request to evidence such subordination within fifteen (15) days after written demand from Landlord, provided that such subordination further confirms the attornment and nondisturbance protections set forth in Section 8.3 below.

        8.2 NOTICE: If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right: (i) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant; and (ii) until a reasonable period of time for such parties to cure the condition has passed.

        8.3 NONDISTURBANCE AND ATTORNMENT: For the purposes of this Section, the term "Successor Landlord" shall mean the Superior Lessor or Superior Mortgagee if the same succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or any third party that succeeds to the rights of Landlord under this Lease by virtue of having purchased the Land, one or more of the Buildings, or the Park Common Areas at a foreclosure sale. So long as Tenant is not in default of this Lease beyond any notice and/or cure period at the time of succession, the Successor Landlord shall accept Tenant's attornment and shall not disturb Tenant's quiet possession of the Premises in accordance with the terms of this Lease. Tenant shall attorn to and recognize such Successor Landlord as Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment provided such instrument also evidences the non-disturbance protection for Tenant described in this Section 8.3.

        8.4 MODIFICATIONS FOR SUPERIOR MORTGAGEE: If any Superior Mortgagee shall require any modification(s) of this Lease, Tenant upon ten (10) days prior written notice of Landlord's request, shall execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) do not increase any of Tenant's obligations or diminish any of Tenant's rights under this Lease and Landlord pays Tenant's reasonable out-of-pocket attorneys' fees and costs in connection with such request and evaluation of such modifications.

ARTICLE 9. QUIET ENJOYMENT:

        So long as Tenant pays all of the Base Rent and Additional Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises and its nonexclusive rights in the Park Common Areas without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject nevertheless, to the provisions of this Lease.

ARTICLE 10. ASSIGNMENT AND SUBLETTING:

        10.1 GENERALLY: Except as set forth in Section 10.3 below, Tenant shall not sell, assign, sublet, or otherwise transfer by operation of law or otherwise this Lease or any interest herein, or the Premises, its rights in the Park Common Areas, or any portion of any of them, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold, condition or delay), nor shall Tenant encumber any of the same, nor



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

shall Tenant permit any lien to be placed on the Tenant's interest by operation of law or otherwise. Notwithstanding the foregoing, Landlord agrees not to unreasonably withhold or delay its consent to any personal property financing by Tenant at the Premises and agrees to confirm any granted consent in writing, upon written request therefor, so long as (i) such consent is on Landlord's standard form or includes Landlord's required protections, (ii) in no event shall Landlord be required to amend or modify this Lease or waive any of Landlord's rights under this Lease other than subordinating lien rights with respect to personal property collateral, and (iii) the provisions of Section
31.14.3 shall apply to any such consent. Any change in effective control of a corporation, partnership, limited liability company, or other entity which is Tenant shall be deemed a transfer of this Lease except as permitted in Section
10.3 below. Regardless of Landlord's consent, no transfer hereunder by Tenant shall release or discharge Tenant from its obligations or liability under this Lease. This Lease shall bind any assignee, transferee or sublessee. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this Lease which does not comply with the provisions of this Article 10 shall be void. Consent to one transfer, assignment or sublease shall not be deemed consent to a subsequent transfer, assignment or sublease. Any listing on Building directories or other signage using a name other than Tenant's in conjunction with the Premises will not be deemed and it will not substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment or other occupancy of the Premises or any portion thereof.

             10.1.1 Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than thirty (30) days after the date of Tenant's notice), to transfer its interest in the Premises or any portion thereof for any part of the term hereof; and such notice by Tenant shall state the name and address and business of the proposed transferee, include a true, complete counterpart of the proposed transfer instrument with said notice, financial statements of the proposed transferee, the intended use of the Premises and such other information as the Landlord may reasonably request.

             10.1.2 Upon any request by Tenant to transfer all or any part of the Premises, Landlord shall have the right to either: (i) permit the transfer on the conditions referred to in Section 10.2 and any other reasonable conditions Landlord may impose; (ii) reasonably deny Tenant's request, in which event this Lease shall continue in full force and effect and unmodified; or
(iii) for an assignment of this Lease or subletting of the Premises or any Building in its entirety for the remainder of the Term only, terminate this Lease with respect to the entire Premises or such Building within thirty (30) days unless Tenant withdraws its proposed transfer within ten (10) days after the date of Landlord's written notice of its intent to terminate. If Tenant fails to timely withdraw its proposed transfer, Landlord may then terminate this Lease with respect to the entire Premises or the portion of the Premises described in Tenant's notice and if Landlord desires, Landlord may then lease such space to any party, including the transferee identified in Tenant's notice, at whatever terms Landlord establishes. Any such termination with respect to less than all of the Premises shall result in a reduction in Rent equal to the percentage of the Premises as to which the Lease is terminated. With respect to option (iii) of this section only, Tenant shall have the right to offer the Premises (or any portion thereof) to Landlord prior to seeking a specific transfer, and if Landlord fails to exercise its rights under such option, then provided Tenant engages a broker to seek a transferee within 30 days after Landlord's rejection (or deemed rejection) of such offer and completes such transfer with a transferee consented to by Landlord pursuant to this Article 10 within 12 months after Landlord's rejection (or deemed rejection) of such offer, Landlord shall not have the right to option (iii) for any subsequent transfer of such portion of the Premises so offered.

        10.2 CONDITIONS OF LANDLORD'S CONSENT: As a condition to Landlord's prior written consent as provided for in this Article 10, (i) Tenant shall pay to Landlord a nonrefundable review fee of $500.00 plus Landlord's reasonable legal fees and costs incurred due to the request to transfer; (ii) the transferee(s) shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease; and (iii) Tenant shall deliver to Landlord, promptly after execution, an executed original of each transfer instrument and an agreement of said compliance by each transferee. Tenant agrees, by way of example and without limitation, that it shall not be unreasonable for Landlord to withhold its consent to a proposed assignment or subletting if (a) Landlord determines in Landlord's reasonable discretion that the proposed assignee's or sublessee's use of the Premises conflicts with Article 3 or conflicts with any other provision under this Lease;
(b) Landlord determines in Landlord's reasonable discretion that the proposed assignment or subletting would breach a covenant, condition or restriction in any encumbrance, financing agreement or other agreement relating to the Project or this Lease; (c) if the proposed assignee or sublessee proposes to use Hazardous Materials, the proposed assignee or sublessee has not been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property arising out of the proposed assignee's or sublessee's actions or use of the property in question constituting a facility or for a use comparable to the Premises; or (d) an Event of Default under Article 21 has occurred and Tenant does not provide Landlord with reasonable assurances that the Event of Default will be cured as part of the assignment or subletting. Tenant acknowledges that if Tenant has any exterior sign rights under this Lease, such rights are personal to Tenant and may not be transferred to any sublessee of all or any portion of the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. Landlord may further require as a condition of granting consent to a transfer that Tenant pay to Landlord 50% of profits from the transfer determined by deducting from the total consideration paid directly or indirectly to or for the benefit of Tenant or its designee for the transferred interest, the reasonable costs of the transfer incurred by the Tenant and subtracting the remaining rent obligation of the Tenant at such time under this Lease. For purposes of determining all profits from the transfer, substance shall control over form such that Landlord may ignore any attempt by Tenant to inflate the purchase price of any other assets transferred in an attempt to conceal the profit on the transfer of the Tenant's interest in this Lease. Sums payable hereunder shall be paid to Landlord as and when paid by the transferee to Tenant.

        10.3 PERMITTED TRANSFERS: Notwithstanding the foregoing provisions of this Article 10, Landlord's consent shall not be required for (a) the subleasing of all or any portion of the Premises to an entity owned and controlled by Tenant or which owns or controls Tenant, so long as (i) Tenant shall provide to Landlord, prior to such sublease, written notice of such sublease and such sublease documentation and other information as Landlord may request in connection therewith, and (ii) all of the other terms and requirements of this
Article 10 (other than the sharing of profits) shall apply with respect to such sublease, or (b) the assignment or effective transfer of this Lease as a result of a sale of a controlling interest in the stock of Tenant, a sale of substantially all of the assets of Tenant, or a merger by Tenant with or into another entity, including without limitation a reorganization pursuant to Delaware Corporations Code Section 251(g), so long as (i) the financial statements of the successor entity of such sale or merger immediately following the sale or merger is at least equal to the amounts set forth in Exhibit J attached hereto and incorporated herein, evidence of which, satisfactory to Landlord, shall be presented to Landlord prior to such merger, (ii) Tenant shall provide to Landlord, prior to such sale or merger, written notice of such sale or merger and such assignment documentation and other information as Landlord may reasonably request in connection therewith, and (iii) all of the other terms and requirements of this Article 10 (other than the sharing of profits) shall apply with respect to such assignment.

ARTICLE 11. INSURANCE:

        11.1 PUBLIC LIABILITY INSURANCE: Tenant at its expense, shall maintain at all times during the term of this Lease, commercial public liability insurance, contractual liability insurance and property damage liability insurance in respect of the Premises and the conduct or operation of business therein, with Landlord, its asset manager and property manager, if any, and any Superior Lessor or Superior Mortgagee whose name and address shall previously have been furnished to Tenant by written notice, as additional insureds, with Five Million and No/100 Dollars ($5,000,000.00) minimum combined single limit coverage, or its equivalent. Tenant shall have the right to satisfy such minimum insurance coverage requirements through umbrella or excess coverage policies. The limits of such insurance shall not limit the liability of Tenant. All such insurance shall insure the performance by Tenant of the indemnity provisions of
Article 18 as to liability for injury to, illness of, or death of persons and damage to property. In addition, all such insurance shall be primary and shall provide that any insurance of Landlord shall be noncontributing, except with respect to sole active negligence, gross negligence or willful misconduct of Landlord, or Landlord's property manager. For insurance required to be maintained by Tenant pursuant to Sections 11.1 and 11.2, Tenant shall deliver to Landlord and any additional insured ACORD Form 27 evidence of insurance, or any other form reasonably requested by Landlord, issued by the insurance company or its authorized agent, at least ten (10) days before Tenant commences occupancy of any portion of the Premises. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured such renewal certificate at least thirty (30) days before the expiration of any existing policy. For insurance required to be maintained by Tenant pursuant to Sections 11.1 and 11.2, all such policies shall provide that they shall not be amended in any way that would effect the interests of Landlord or any such additional insureds, or cancelled, without at least thirty (30) days prior written notice to Landlord and such additional insureds.

        11.2 PROPERTY INSURANCE: Landlord shall maintain fire and extended coverage insurance on the Project, including without limitation all Tenant Improvements constructed in accordance with Exhibit D, subject to such reasonable deductibles as Landlord may establish, but which shall not exceed $25,000 per occurrence per policy year so long as the same is commercially reasonably available. Landlord shall have the right to place on all or any portion of the Project any other insurance Landlord deems necessary, including without limitation earthquake, flood, and loss of rent insurance not exceeding two (2) years. Tenant shall obtain and bear the expense of casualty insurance insuring (i) the property of Tenant on the Premises, and (ii) any Alterations constructed by Tenant under Article 13 below, against such risks. As Additional Rent for the Premises covered under Operating Expenses, Tenant shall reimburse Landlord for the cost of all insurance maintained by Landlord with respect to the Project as set forth in Section 5.1.1.

        11.3 ACCEPTABLE INSURANCE COMPANIES: All insurance policies required to be carried by Tenant hereunder shall be issued by responsible insurance companies authorized to issue insurance in the State of California rated A-X or higher by Best's Insurance Rating Service.

        11.4 INCREASE IN COVERAGE: Landlord may from time to time, but not more frequently than once every five (5) years, require that the amount of commercial public liability insurance to be maintained by Tenant under Section 11.1 be increased so that the amount thereof adequately protects the Landlord's interest based on amounts of coverage required of comparable tenants in comparable buildings.

        11.5 WAIVER OF SUBROGATION: The insurance coverage required by this
Article 11 shall contain a clause pursuant to which the insurance carriers waive all rights of subrogation against Landlord or Tenant, as the case may be, with respect to losses payable under such policies. Tenant and Landlord each waives any and all right of recovery against the other, or against the officers, directors, shareholders, employees, agents and representatives of the other, for loss of or damage to property or the property of others under its control, if and to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage, or which is to be insured against under the terms of this Lease. Any applicable deductible amount or self-insured amount shall be treated as though it were recoverable under such policies. The provisions of this Section shall not limit the indemnification provisions elsewhere contained in this Lease.

ARTICLE 12. RULES AND REGULATIONS:

        Tenant shall faithfully observe and comply and shall cause all Tenant Parties to faithfully observe and comply with the rules and regulations printed on or annexed to this Lease as Exhibit F and all reasonable and non-discriminatory modifications thereof and additions thereto from time to time established by Landlord by written notice to Tenant.

ARTICLE 13. ALTERATIONS:

        13.1 REQUIREMENTS: Tenant shall not make or suffer to be made any alterations, additions, or improvements ("Alterations") in, on, or to the Project or any part thereof without the prior written consent of Landlord. Subject to the remaining provisions of this Article 13, Tenant shall have the right, without the need of written consent from (but with prior written notice to) Landlord, to make Alterations provided (i) the Alterations are nonstructural, do not impair the strength of any Building or any part thereof and are not visible from the exterior of the Premises; (ii) the Alterations do not affect the proper functioning of the HVAC System, mechanical, electrical, sanitary or other utilities, systems and services of any Building; (iii) materials used are consistent with the existing materials in the Premises and comply with Building standards as established by Landlord, and do not include any Hazardous Materials; and (iv) the cost of any such individual Alteration does not exceed $25,000.00.

             Whether or not Landlord's consent is required for any Alterations,
(i) Tenant shall provide to Landlord final plans and specifications for the Alterations and (with respect to Alterations for which Landlord has the right of consent) Landlord shall have approved in writing such plans and specifications and all contractors who will perform the Alterations (and, to the extent that such contractors are licensed and bondable, such consent shall not be unreasonably withheld); (ii) Tenant pays to Landlord a fee for Landlord's indirect costs, field supervision or coordination in connection with the Alterations equal to a reasonable hourly fee for the time spent on such matters; and (iii) for Alterations requiring Landlord's consent only and for which Landlord reasonably determines that the cost to repair and restore the Premises
(1) with respect to removal of such Alteration alone will exceed $500,000.00, or
(2) with respect to removal of such Alteration together with costs for removal of all prior Alterations made by Tenant will exceed $500,000.00 in the aggregate, then, if requested by Landlord, Tenant shall provide for added security (including without limitation providing an additional Letter of Credit or depositing with Landlord cash security) as Landlord may reasonably require for any obligations of Tenant to remove such Alterations and repair any damage and accomplish any restoration caused thereby at the expiration or earlier termination of the Lease Term. Unless all of the foregoing conditions are satisfied, Tenant shall not have the right to make such Alterations, and Landlord shall have the right to withhold its consent to the Alterations in Landlord's sole and absolute discretion.

        13.2 REMOVAL AND RESTORATION: After the expiration or sooner termination of the Lease Term and upon demand by Landlord, Tenant shall remove any or all Alterations made by or for the account of Tenant, and Tenant shall repair and restore the Premises to their original condition, subject to ordinary wear and tear. Such removal, repair and restoration work shall be done promptly and with all due diligence at Tenant's sole cost and expense. The provisions of this
Article 13 shall not apply to the initial Tenant Improvements described in this Lease, unless such improvements have been designated by Landlord to be removed in Exhibit D attached to this Lease.

        13.3 COMPLIANCE: All Alterations shall comply with applicable laws in effect at the time they are made, the other terms of this Lease, and plans and specifications approved by Landlord. Landlord shall have no duty to Tenant with respect to the safety, adequacy, construction, efficiency or compliance with laws, with regard to the design of the Alterations, the plans or specifications therefore, or any other matter related to the Alterations, nor shall the approval by Landlord of any such Alterations be deemed to be a representation as to the safety, adequacy, construction, efficiency or compliance of said Alterations.

        13.4 NO LIENS: Except to the extent of any initial Tenant Improvements described in Exhibit D which are to be performed by or on behalf of Landlord, Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services, equipment, or materials done for or supplied to Tenant, or any other person claiming through or under Tenant, which shall be issued by any public authority having or asserting jurisdiction. Tenant shall notify Landlord of, and shall defend, indemnify and save harmless Landlord and any Superior Lessor or Superior Mortgagee from and against any and all construction and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures, equipment, or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within thirty (30) days after the filing thereof. Nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation, or lien provided Tenant posts for the protection of Landlord security acceptable to Landlord.

ARTICLE 14. LANDLORD'S AND TENANT'S PROPERTY:

        14.1 LANDLORD'S PROPERTY: All fixtures and equipment (other than those described in 14.2 below), carpeting, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Lease Term, whether or not by or at the expense of Tenant, shall upon the expiration or earlier termination of the Lease be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as provided in Section 13.2 and 14.2 of this Lease or in Exhibit D; provided, that at Landlord's written request, Tenant shall, at its sole expense and upon the expiration or earlier termination of the Lease, remove those items specified by Landlord in writing during the Lease Term, including any or all fixtures, equipment, improvements, appurtenances and other personal property, which are deemed



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

herein the property of Landlord, but not including the initial Tenant Improvements provided by Landlord pursuant to Exhibit D of this Lease except as may be otherwise expressly set forth in Exhibit D. Tenant's covenant to remove property specified by Landlord shall survive the expiration or earlier termination of this Lease.

        14.2 TENANT'S PROPERTY: All business and trade fixtures, machinery and equipment, computer and communications equipment and office equipment which are installed in the Premises or other portions of the Project by or for the account of Tenant without expense to Landlord and which can be removed without structural damage to the Buildings and all furniture, furnishings (excluding window coverings) and other articles of movable personal property owned by Tenant and located in the Premises (herein collectively called "Tenant's Property") shall be and remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease; provided, that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or any other portion of the Project resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance, credit or other type of accommodation to Tenant shall be deemed not to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered Tenant's Property, and shall be deemed the property of Landlord. Tenant shall also remove prior to the expiration or earliest termination of the Lease Term, at Tenant's sole cost and expense, all telephone, computer and other electronic wiring and cabling installed for the benefit of Tenant within the Premises and within the common ducts and shafts of the Building. Tenant shall use all necessary care in removing such wires and cables in order to avoid any damage to or any disruption of services and Tenant agrees to be solely liable for any such damage or disruption of service caused by its removal. If Tenant fails to remove such wiring and cabling prior to the expiration or earlier termination of the Lease Term, Landlord may remove such wires and cables and Tenant shall pay the cost of such removal within ten (10) days after delivery of a bill thereof.

        14.3 ABANDONMENT: Any items of Tenant's Property may be deemed, at the option of Landlord, to have been abandoned if left in the Premises or at the Project after the Abandonment Deadline, and in such case such items may be retained by Landlord, without accountability, in such a commercially reasonable manner as Landlord shall determine at Tenant's expense. The "Abandonment Deadline" means the earlier of the expiration date of this Lease and delivery to Tenant of written notice that such property remains at the Premises, or five (5) days following an earlier termination date and delivery to Tenant of written notice that such property remains at the Premises, or three (3) business days following entry of an order of possession for restoration of the Premises to Landlord; subject however, to the provisions and requirements of any applicable California laws relating to abandoned property in a leasehold.

ARTICLE 15. SERVICES AND UTILITIES:

        15.1 UTILITIES: Tenant shall be responsible for and shall directly contract with and pay promptly directly to the appropriate supplier, all charges for gas, electricity, heat, light, power, telephone, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, or about the Premises during the Lease Term, together with any taxes thereon. Landlord shall contract for water service to the Project and bill the cost thereof to Tenant as part of Operating Expenses. Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the non-discriminatory regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC System. Any sums payable under this
Article 15 shall be considered Additional Rent and may be added to any installment of Base Rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sum as for a default in the payment of Base Rent.

        15.2 [INTENTIONALLY DELETED]

        15.3 DISCLAIMER: Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, or by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of the foregoing utilities and services, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other condition beyond the reasonable control of Landlord, or by the making of regular maintenance repairs or improvements to the Premises, or
(iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Project. Nothing contained hereunder shall abrogate Landlord's obligations under Section 4.2 above. Notwithstanding the foregoing, if any failure or interruption of electrical service to any Building is due to the sole active negligence, gross negligence or willful misconduct of Landlord or its property manager or any of their employees, and such failure or interruption prevents Tenant from carrying on its business within such Building for a period of more than two (2) consecutive business days following written notice to Landlord, then Tenant's Base Rent shall thereafter be abated in the proportion that and in the degree to which Tenant's use of such Building area is prevented, provided however, that to the extent that Tenant's business interruption insurance, if any, would cover such obligations, Tenant shall either cause such proceeds to be paid to Landlord or this abatement provision shall not apply, and provided further, that if Landlord is diligently pursuing the repair necessary to reinstate such service and Landlord provides substitute electrical service reasonably suitable for Tenant's purposes, then this abatement provision also shall not apply. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resource consumption. Tenant hereby further acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or



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

the Project. Tenant waives and releases all claims of responsibility by Landlord for the protection of Tenant, all Tenant Parties and the property of Tenant and of all Tenant Parties from acts of third parties.

        15.4 USE OF PARK COMMON AREAS AND FACILITIES: Landlord shall have the right to temporarily close from time to time all or any portion of the Park Common Areas to such extent as, in the reasonable opinion of Landlord's legal counsel, may be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person (other than Tenant) or the public therein; provided at all times Tenant shall be provided with reasonable access to the Premises, the Buildings and Tenant's parking to be provided herein If the amount of such Park Common Areas is diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of Rent, nor shall such diminution of such Park Common Areas be deemed constructive or actual eviction.

        15.5 PARKING FACILITIES: Tenant shall have the right throughout the Lease Term to use all parking spaces located within the Project, on a non-exclusive basis with other occupants, if any, of the Project, subject to the Rules and Regulations attached hereto as Exhibit F and any amendments thereto from time to time in accordance with said Exhibit F. All parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles, vans, sport utility vehicles or pick-up trucks. No parking shall be permitted in any driveways, accessways or in any area which would prohibit or impede the free flow of traffic within the Park Common Areas. Tenant shall have the right to mark parking spaces as reserved for Tenant's customers or employees. Subject to the other provisions and requirements of this Lease, washing, waxing and cleaning of the automobiles of Tenant's employees shall be permitted in the paved parking areas. Servicing of vehicles is prohibited in the Park Common Areas.

        15.6 SIGNAGE: Tenant shall not install or keep any signs in, on or about the Project or Premises, which are visible from any public areas, without the prior written consent of Landlord which Landlord shall not unreasonably withhold. Any such sign request shall be made in accordance with the application process in place at the time of the request, and all such signs shall be in compliance with Landlord's signage program for the Project set forth in Exhibit H attached hereto and incorporated herein by this reference (the "Signage Program"), any covenants and restrictions encumbering the Project, and all conditions and requirements of the City. Notwithstanding the foregoing, Landlord hereby grants Tenant the exclusive right to install and maintain its business identification signage ("Signage") in an area approved by Landlord, at Tenant's expense, in accordance with Landlord's Signage Program, all covenants and restrictions encumbering the Project, and all requirements of the City, and subject to Landlord's written approval which shall not be unreasonably withheld. Tenant shall submit to Landlord all plans and specifications for the installation of the Signage. Tenant covenants and agrees to indemnify, defend and hold harmless Landlord against any loss, cost or expense (including reasonable attorney fees) which may be sustained or incurred by it, and assume all liability for any property damage or bodily injuries in any manner related to Tenant's installation, maintenance, operation or removal of the Signage. Tenant agrees to pay all taxes, permit fees, insurance premiums, and repairs to the area where the Signage has been installed resulting from the installation of the Signage. If any sign is placed on or about the Premises or Project without the consent of Landlord, Landlord may remove any such signs and Tenant shall pay Landlord the cost of removal together with interest as set forth in Section 22.3 from date of expenditure until payment is made in full. Tenant shall pay promptly after Landlord invoices Tenant for such costs. Tenant shall pay all costs of permitted signs (including the Signage) and all costs and expenses of installation and maintenance of such signs. Tenant shall repair any damage which alteration, renovation or removal of its signs may cause during the Lease Term. Tenant, at its expense, shall remove its signs (including the Signage) from the Premises or Project at the termination or expiration of this Lease and repair any damage and restore the Premises or Project to the same condition as existed prior to the installation of such signs, reasonable wear and tear excepted.

ARTICLE 16. ACCESS:

        Landlord reserves, and shall at all times have, the right to re-enter the Premises (other than Tenant's Secured Areas as designated in writing by Tenant to Landlord unless accompanied by a representative of Tenant), upon 72 hours' prior notice to Tenant (except for regularly scheduled maintenance personnel, in an emergency, and following an Event of Default, in which cases, no notice shall be necessary) to inspect the same, to perform any service or repair obligation to be provided by Landlord to Tenant under this Lease, to show the Premises to prospective purchasers, mortgagees or tenants (provided, Landlord shall only show the Premises to prospective tenants during the last one hundred eighty (180) days of the Lease Term), to post notices of non-responsibility, and to alter, improve or repair the Premises and any other portion of the Project, without abatement of Rent. For such purpose, Landlord may erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises and the Project where reasonably required by the character of the work to be performed, provided that such work is performed in compliance with all health and safety requirements, the entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned by Landlord's conduct pursuant to and in compliance with this Section. Landlord shall have the right to use all reasonable means under the circumstances to open all doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to any portion of the Premises obtained by Landlord by any such means, or otherwise shall not under any circumstances be construed or deemed to be forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from all or part of the Premises. Landlord shall have the right to change the name, number or designation by which any Building is commonly known provided Tenant is given written notice of such change. Nothing in this Article 16 shall be deemed to relieve Landlord from any liability for the willful misconduct of Landlord or its employees. Tenant may designate certain areas of the Premises as



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

"Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection.

ARTICLE 17. NOTICE OF OCCURRENCES:

        Tenant shall give prompt notice to Landlord of: (i) any known occurrence in or about the Project for which Landlord might be held liable; (ii) any known fire or other casualty in the Project; (iii) any known damage to or defect in the Project, the repair of which Landlord might be responsible; and (iv) known damage to or defect in any part or appurtenances of the sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Project or any part thereof.

ARTICLE 18. NONLIABILITY AND INDEMNIFICATION:

        18.1 WAIVER: Neither Landlord nor any Landlord Parties shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss except for Landlord to the extent caused by or resulting from the sole gross active negligence, intentional torts or willful misconduct of Landlord and Landlord's employees, it being the intent of the parties that it be Tenant's obligation to carry and look to its own insurance policies for coverage of any such item resulting from an accident even if caused by the passive, simple or comparative negligence of Landlord or any Landlord Parties. Further, neither Landlord nor any Landlord Parties shall be liable: (i) for any such injury, damage or loss in, upon or about the Project, or caused by operations in construction of any private, public or quasi-public work; or (ii) in any event for consequential damages, including lost profits, of Tenant or any person claiming through or under Tenant or any Tenant Parties.

        18.2 INDEMNIFICATION: Tenant shall defend, indemnify and hold harmless Landlord and all Landlord Parties, Superior Lessors and/or Superior Mortgagees for, from and against any and all (i) third party claims for bodily injury and/or property damage arising from or in connection with any accident, injury or damage whatever (except as caused by the sole active negligence, gross negligence, willful misconduct or intentional torts of Landlord or any Landlord Parties) occurring in, at or upon the Project, and (ii) claims arising from Tenant's or any Tenant Parties' acts, omissions or breach of this Lease; together with all reasonable costs, reasonable expenses and liabilities incurred or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses at trial and upon appeal. The foregoing indemnity obligation of Tenant shall not apply to any claims relating to the public trail easement through the Park Common Areas to the extent that any indemnity or insurance of the County of Orange pursuant to the easement agreement relating to such public trail easement provides coverage, defense and indemnity to Landlord and the Landlord Parties.

        18.3 DUTY TO DEFEND: In case any action or proceeding is brought against Landlord and/or any Landlord Parties, Superior Lessor and/or Superior Mortgagee and such claim is a claim from which Tenant is obligated to indemnify Landlord pursuant to Section 18.2, Tenant, upon notice from Landlord or such Superior Lessor or Superior Mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord). The obligation of Tenant under this Article 18 shall survive termination of this Lease.

ARTICLE 19. DAMAGE OR DESTRUCTION:

        19.1 CASUALTY: If the Premises or the Park Common Areas are damaged by fire or other casualty, Landlord shall forthwith repair the same unless this Lease is terminated as permitted herein. If (i) Landlord reasonably determines that the cost of repair is not covered by Landlord's fire and extended coverage insurance or any other applicable insurance coverage of Landlord maintained under Section 11.2 above, plus such additional amounts Tenant elects, at its option, to contribute, excluding however the standard fire and casualty insurance deductible (for which Tenant shall be responsible); (ii) Landlord reasonably determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including without limitation Hazardous Materials, earthquake faults, and other similar dangers) within three hundred sixty (360) days after the date of the damage; (iii) an Event of Default by Tenant has occurred and is continuing at the time of such damage; or (iv) the damage occurs during the final twelve (12) months of the Term and Tenant has not previously exercised any available option to extend the Lease Term pursuant to Section 30.3 below, then Landlord may elect to terminate this Lease. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within sixty (60) days after the damage occurs and this Lease shall terminate sixty (60) days after the date of that notice. Notwithstanding the foregoing, if Landlord elects to terminate this Lease pursuant to clause (i) above, Tenant shall have the right, by written notice to Landlord within ten (10) days after delivery of Landlord's termination notice, that Tenant desires to reinstate this Lease. Within ten (10) days of Landlord's receipt of such notice, Landlord shall deliver written notice to Tenant of Landlord's reasonable good faith estimate of the shortfall between the amount to repair and the amount of insurance proceeds available therefor (the "Estimated Shortfall"); and within ten (10) days after Landlord's delivery of its written notice of the Estimated Shortfall, Tenant shall deposit with Landlord the full amount thereof. Upon Landlord's receipt of the Estimated Shortfall, this Lease shall be deemed reinstated, and Landlord shall repair the Premises pursuant to the terms and requirements of this Section 19.1. Upon completion of the repairs, Landlord shall deliver to Tenant a reconciliation of the actual costs of repairs against the actual insurance proceeds received therefor and the Estimated Shortfall paid by Tenant, and if the actual cost is less than the amount so paid to Landlord, then Landlord shall reimburse such overage to Tenant or the insurance carrier, as applicable, within thirty (30) days, or if the actual cost is greater than the amount so paid to Landlord, then Tenant shall pay to Landlord the shortfall balance within thirty (30) days. The failure of Tenant to timely



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

deliver to Landlord its reinstatement notice, or to timely and fully pay to Landlord the Estimated Shortfall, shall automatically terminate any rights of Tenant to reinstate this Lease as hereinabove provided. If Landlord does not have the right, or has the right but does not elect, to terminate this Lease as hereinabove provided, this Lease shall remain in full force and effect, except the Rent shall be reasonably abated during the period of repair based on that portion of the rentable square feet of the Buildings not reasonably useable by Tenant. Landlord shall not be required to repair any damage by fire or other cause to the property of Tenant, any Tenant alterations or any specialized improvements of Tenant.

             Unless Landlord elects to terminate this Lease in accordance with the preceding paragraph, this Lease shall continue in effect for the remainder of the Lease Term; provided that so long as no Event of Default by Tenant has occurred and is continuing under this Lease, if more than one (1) Building is damaged by fire or other casualty and (i) such damage is so extensive that Landlord reasonably determines that the Buildings cannot, with reasonable diligence, be repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, earthquake faults, and other similar dangers) so as to allow Tenant's substantial use and enjoyment of the Buildings within three hundred sixty (360) days after the date of the damage, or (ii) the damage occurs during the final twelve (12) months of the Lease Term, Tenant has not previously exercised the options to extend the Lease Term under Section 30.3 below, and Landlord reasonably determines that the Buildings cannot, with reasonable diligence, be repaired by Landlord so as to allow Tenant's substantial use and enjoyment of the Buildings within ninety (90) days after the date of the damage, then Tenant may elect to terminate this Lease by written notice to Landlord within thirty (30) days after delivery of Landlord's estimate of the time to repair hereunder, and this Lease shall automatically terminate thirty (30) days after the date of such notice. Notwithstanding the foregoing, Tenant shall not be entitled to the termination rights set forth herein if the damage giving rise to such termination right is due to the fault or neglect of Tenant or any Tenant Parties.

        19.2 CONDEMNATION: If more than twenty-five percent (25%) of the Land and/or Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, Landlord shall have the right to terminate this Lease. If this Lease is terminated, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any and all income, rent, award or any interest thereon which may be paid or owned in connection with the exercise of such power of eminent domain or conveyance in lieu thereof, and Tenant shall have no claim against the agency exercising such power or receiving such conveyance, for any part of such sum paid by virtue of such proceedings, whether or not attributable to the value of the unexpired term of this Lease. So long as Tenant is entitled to a separate award and Landlord's award is not diminished thereby, nothing contained herein shall be deemed to prevent Tenant from seeking any award against the taking authority for the taking of personal property and fixtures belonging to Tenant, for relocation or business interruption expenses recoverable by Tenant directly from the taking authority, or for loss of Tenant's goodwill. If a part of the Land and/or Premises shall be so taken or appropriated or conveyed and Landlord hereto shall elect not to terminate this Lease, Landlord shall nonetheless receive (and Tenant shall assign to Landlord upon demand from Landlord) any and all income, rent, award or any interest thereon paid or owed in connection with such taking, appropriation or conveyance; and if the Premises have been damaged as a consequence of such partial taking or appropriation or conveyance, Landlord shall restore the Premises and this Lease shall remain in full force and effect except that the Rent shall be equitably adjusted according to the remaining rentable area of the Buildings while such restoration is being made by Landlord. Notwithstanding the foregoing, Landlord's obligation to restore the Premises if this Lease is not terminated, shall be limited to the extent of available condemnation proceeds. Such proportionate reduction shall be based upon the extent to which the restoration being made by Landlord shall interfere with the business carried on by Tenant in the Buildings. Landlord will not be required to repair or restore any injury or damage to the property of Tenant.

ARTICLE 20. SURRENDER AND HOLDING OVER:

        20.1 GENERAL: On the last day of the term of this Lease, or upon re-entry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear, and in accordance with the restoration provisions of Articles 13 and 14, Sections 3.3, 3.4 and 15.6, and Exhibit D of this Lease.

        20.2 SURRENDER: No agreement relating to the surrender of the Premises by Tenant shall be valid unless in writing and signed by Landlord.

        20.3 HOLDING OVER: If Tenant shall retain possession of the Premises or any part thereof or of the Project with Landlord's consent (express or implied) following the expiration or sooner termination of this Lease for any reason, then, for the first ninety (90) days of any such holdover Tenant shall pay to Landlord for each day of such retention one hundred ten percent (110%) of the daily prorated amount of the Rent for the last period prior to the date of such expiration or termination, subject to adjustment as provided in Article 5. After the expiration of any such ninety (90) day holdover period, Tenant shall pay to Landlord for each day of such retention one hundred fifty percent (150%) of the daily prorated amount of the Rent for the last period prior to the date of such expiration or termination. Tenant shall also defend, indemnify and hold harmless Landlord from any loss or liability resulting from delay by Tenant in surrendering the Premises and the Project, including, without limitation, any claims made by any succeeding tenant founded on such delay, provided Landlord provides to Tenant written notice of the existence of any such succeeding tenant and Landlord's potential loss and/or liability resulting from any continued holdover by Tenant. Holding over with Landlord's consent shall constitute renewal of this Lease from month to month. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this Section shall waive Landlord's right of re-entry or any other right. Tenant shall be only a tenant at sufferance, whether or not Landlord accepts any Rent from Tenant while Tenant is holding over.

ARTICLE 21. EVENTS OF DEFAULT:

        21.1 EVENTS OF DEFAULT: The occurrence of any one or more of the following events of default ("Events of Default") shall constitute a breach of this Lease by Tenant:

             21.1.1 If Tenant shall default in the payment of any Security Deposit, Base Rent or Additional Rent, and such default shall continue for five
(5) days after written notice from Landlord to Tenant;

             21.1.2 If Tenant shall fail to comply with the provisions of
Section 8.1 regarding execution and delivery of subordination agreements,
Section 8.4 regarding modifications for Superior Mortgagees, Section 11.1 regarding delivery of insurance certificates, or Section 28 regarding completion and delivery of executed estoppel certificates, within the time periods required in each respective Section therefor;

             21.1.3 If Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than under Sections
21.1.1 or 21.1.2 hereof) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within such time period and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor to prosecution for a crime or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within such time period advise Landlord of Tenant's intention to take all steps necessary to remedy such default; (ii) duly commence within such time period, and thereafter diligently prosecute to completion all steps necessary to remedy the default; and (iii) complete such remedy within a reasonable time after the date of said notice of Landlord not exceeding ninety (90) days from the date of Landlord's notice;

             21.1.4 If any event shall occur whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, be transferred to any person, firm or corporation, except as expressly permitted by Article 10;

             21.1.5 If Tenant or any guarantor of Tenant's obligations shall make a general assignment for the benefit of creditors, or shall be unable to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent or have entered an order for relief under any insolvency or bankruptcy laws, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties;

             21.1.6 If within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or if, within sixty (60) days after the appointment without the consent or acquiescence of Tenant of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or

             21.1.7 If this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days.

Any written notice given under this Section 21.1 shall be in lieu of, and not in addition to, the notice requirements of Section 1161 et seq. of the California Code of Civil Procedure, any amendment or restatement thereof, or any other or similar statute or law.

        21.2 LANDLORD'S BREACH OF LEASE: Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord under this Lease within thirty (30) calendar days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) calendar days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) calendar day period and thereafter diligently prosecutes the same to completion. If Landlord shall default in the performance of any of its obligations under the Lease (after notice and an opportunity to cure as provided herein), Tenant shall have the right to pursue any and all remedies available to it as set forth in this Lease, at law, or in equity, including, without limitation, the remedies provided for in Section 25.2 to the extent applicable, all subject however to the limitation contained in Section 31.4.

ARTICLE 22. REMEDIES UPON DEFAULT:

        22.1 REMEDIES: Upon the occurrence of an Event of Default constituting a breach of this Lease under Article 21, Landlord may exercise any one or more of the remedies set forth in this Article 22 or in Article 25, or any other remedy available under applicable law or contained in this Lease.

             22.1.1 Landlord or any authorized Landlord Parties may immediately or at any time thereafter re-enter the Premises, or any part thereof or of the Project, either by summary eviction proceedings or by any suitable action or proceeding at law, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises and the Project.

             22.1.2 Landlord at its option may relet the whole or any part of the Premises and/or the Project from time to time, either in the name of the Landlord or otherwise, to such tenants, for such terms ending before, on or after the expiration date of the Lease Term, at such rentals and upon such other conditions (including concessions, tenant improvements, and free rent periods) as Landlord may determine to be appropriate. Landlord at its option may make such physical changes to the Premises and/or the Project as Landlord considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting Tenant's liability.

             22.1.3 Whether or not Landlord retakes possession or relets the Premises, Landlord shall have the right to recover unpaid rent and all damages caused by the default as well as all costs and expenses incurred in the connection with the enforcement of this Lease, including reasonable attorney fees and court costs. Damages shall include, without limitation: (i) all rentals lost; (ii) all legal expenses and other related costs incurred by Landlord following Tenant's default; (iii) all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting; (iv) all unamortized tenant improvement allowance and lease commissions; and (v) all costs incurred by Landlord in reletting the Premises, including, without limitation, any brokerage commissions and the value of Landlord's time.

             22.1.4 To the extent permitted under applicable law, Landlord may sue periodically for damages as they accrue without barring a later action for further damages. Landlord may in one action recover accrued damages plus damages attributable to the remaining Lease Term equal to the difference between the Rent reserved in this Lease (including an estimated amount of Additional Rent as determined by Landlord) for the balance of the Lease Term after the time of award, and the fair rental value of the Premises for the same discounted to the time of award at the rate of the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). If Landlord has relet the Premises for the period which otherwise would have constituted the unexpired portion of the Lease Term or any part, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

             22.1.5 To seize and dispose of Tenant's Property (as that term is defined in Section 14.2) in any manner permitted by law.

        22.2 TERMINATION: Upon occurrence of an Event of Default, this Lease may be terminated at the option of Landlord by Landlord giving written notice to Tenant. If this Lease is not terminated by election of Landlord or otherwise, Landlord shall be entitled to recover damages from Tenant for the default. If this Lease is terminated, Tenant's liability to Landlord for damages shall survive such termination, and Landlord may re-enter, take possession of the Premises, and remove any persons or property by appropriate legal action and without liability for damages to Tenant, its property, any other persons, and/or their property. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's contractual liability under this Lease unless written release of liability is given by Landlord to Tenant.

        22.3 INTEREST ON DAMAGES: In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Article 22, if any Base Rent, Additional Rent or other amounts payable hereunder by Tenant to Landlord are not paid within ten (10) days after Tenant's receipt of Landlord's written demand therefor, the same shall bear interest at the annual rate of eleven percent (11%) or the maximum rate permitted by law, whichever is less, calculated monthly from the due date thereof until paid, and the amount of such interest shall be included as Additional Rent.

        22.4 CUMULATIVE REMEDIES: The remedies provided for in this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time.

ARTICLE 23. [INTENTIONALLY DELETED]

ARTICLE 24. NO WAIVERS OF PERFORMANCE:

        The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of the other party under this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations or any other obligations of such other party under this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Rent with knowledge of a breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

ARTICLE 25. CURING DEFAULTS:

        25.1 TENANT DEFAULTS: All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent except as otherwise provided in this Lease. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond the periods referred to in Article 21 hereof, Landlord may make any such payment or perform any such act on Tenant's part to be made or performed as in this Lease provided but shall not be obligated so to do. Any such payment or performance shall not be a waiver or release of Tenant's obligations. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the rate specified in Section 22.3 from the date of such payment by Landlord until paid shall be payable as Additional Rent to Landlord on demand, and Tenant covenants to pay any such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Rent. Except in an emergency or to prevent imminent threat of injury to persons or damage to the Premises, as reasonably determined by Landlord, Landlord shall provide Tenant with written notice and the appropriate cure period provided in the Lease before performing any act on behalf of Tenant, and will in all events provide Tenant with written request for any reimbursement payable under this Article 25.

        25.2 LANDLORD DEFAULTS: If Landlord defaults in accordance with Section
21.2 above by failing to commence any repairs which Landlord is obligated to make under Section 4.2 above within thirty (30) days following Tenant's written request for such repairs, and the failure to make such repairs will result in an imminent threat of injury to persons or damage to personal property upon the Premises, or the inability of Tenant to occupy the Buildings, then provided no Event of Default by Tenant has occurred and is continuing, Tenant may elect to make such repairs strictly in accordance with the following: (i) before making any such repair, Tenant shall deliver to Landlord a second notice of the need for such repair, which notice shall specifically advise Landlord that Tenant intends to exercise its self-help right hereunder ("Self-Help Notice"); (ii) should Landlord further fail, within ten (10) days following its receipt of the Self-Help Notice, to commence the necessary repairs or to make other arrangements reasonable under the circumstances, then Tenant shall have the right to make only such repairs as are necessary to secure the Premises from the imminent threat of injury to persons or damage to personal property, or to permit Tenant to occupy the Buildings; (iii) any such repairs undertaken by Tenant shall be performed and completed in accordance with the Tenant's obligations for its own repairs and alterations under Section 4.3 above and
Article 12 above, and only using contractors and materials reasonably approved by Landlord; and (iv) Tenant shall be responsible for obtaining any necessary governmental permits before commencing the repair work, and Tenant shall assume the risk of any damage, loss or injury resulting from such work. All costs of any repairs on the part of Landlord provided hereunder shall be considered part of Operating Expenses unless Landlord is obligated to make such repairs at Landlord's expense pursuant to the first sentence of Section 4.2 above, in which event, unless Landlord reasonably disputes the need for such repairs or the costs thereof, Landlord shall reimburse Tenant for its actual costs reasonably incurred in making such repairs upon written demand from Tenant accompanied by copies of paid invoices to unaffiliated third parties for such repairs and copies of lien release waivers in connection therewith. If Landlord disputes the need for such repairs or the costs thereof, the parties will meet and confer in good faith to seek to resolve Landlord's objection. If the parties are unable to resolve Landlord's objection, then either party may, by written notice to the other, submit such dispute to a reference pursuant to Section 638 et seq. of the California Code of Civil Procedure. The parties shall seek to agree upon a single referee (as contemplated in California Code of Civil Procedure Section
640) within fifteen (15) business days after delivery of such notice; if they are unable to agree, then they shall petition the Superior Court of Orange County to appoint a single referee in accordance with Section 640 of the California Code of Civil Procedure. The decision of the referee as to such dispute shall be binding and controlling on the parties. In no event shall Tenant have the right to offset the cost of any such repairs against Rent or other sums due under this Lease.

ARTICLE 26. BROKERS:

        Tenant and Landlord covenant, warrant and represent that no Brokers except as provided in the Basic Lease Information (the "Brokers") was instrumental in bringing about or consummating this Lease and that neither party has had conversations or negotiations with any brokers except the Brokers concerning the leasing of the Premises. Tenant and Landlord agree to indemnify and hold harmless each other against and from any claims for any brokerage commissions and all reasonable costs, expenses and liabilities in connection therewith, including without limitation, reasonable attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant or Landlord, as applicable, with any Brokers other than the Brokers. Landlord shall pay any brokerage commissions due the Brokers as per a separate agreement between Landlord and the Brokers.

ARTICLE 27. NOTICES:

        Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease). Notices shall be deemed to have been properly given, rendered or made: upon delivery if delivered in person or by a recognized reputable overnight delivery service to the Landlord or Tenant or by confirmed facsimile; or, if sent postage prepaid by registered or certified mail, return receipt requested, effective on that date actually received or refused as indicated by the attached return receipt, addressed to the other party at the address designated by the party (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Tenant's address at the Premises). Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it.

ARTICLE 28. ESTOPPEL CERTIFICATES:

        28.1 TENANT ESTOPPEL CERTIFICATES. Tenant agrees, at any time and from time to time, as requested by Landlord with not less than ten (10) business days prior notice, to execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Base Rent and Additional Rent have been paid, stating whether or not, to the best knowledge of the Tenant, the Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the Tenant shall have knowledge, and stating whether or not, to the best knowledge of Tenant, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the

Landlord and by others with whom Landlord may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request. If Tenant fails to respond within ten (10) business days of receipt by Tenant of a written request for such a statement, such failure shall constitute an Event of Default and Tenant shall be deemed to have given such statement and shall be deemed to have admitted the accuracy of any information contained in the request for such statement and that the Lease is unmodified and in full force and effect, that there are not uncured defaults in Landlord's performance, and that not more than one (1) month's Rent has been paid in advance.

        28.2 LANDLORD ESTOPPEL CERTIFICATES. Landlord agrees, not more than once in each calendar year, as requested by Tenant with not less than fifteen (15) business days prior notice, to execute and deliver to Tenant a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Base Rent and Additional Rent have been paid, stating whether or not, to the actual knowledge of the Landlord, the Tenant is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the Landlord shall have knowledge, and stating whether or not, to the actual knowledge of Landlord, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the Tenant and by others with whom Tenant may be dealing, regardless of independent investigation. Landlord also shall include in any such statement such other information concerning this Lease as Tenant may reasonably request.

ARTICLE 29. MEMORANDUM OF LEASE:

        Tenant shall not record this Lease. Upon execution of this Lease, however, Landlord shall execute, acknowledge and deliver to Tenant a memorandum of lease in respect of this Lease sufficient for recording, which Tenant may record in the Official Records of Orange County, California at any time, and Tenant shall (at the time of obtaining of the memorandum from Landlord and at any time thereafter upon request of Landlord) execute, acknowledge and deliver to Landlord a quitclaim deed of this Lease, which Landlord shall hold and may record at any time after the expiration or earlier termination of the Lease Term. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

ARTICLE 30. ADJUSTMENT OF COMMENCEMENT DATE AND LEASE TERM:

        30.1 EARLY POSSESSION: From and after November 1, 2000, Tenant shall have the right and obligation to accept each Building and to begin paying Base Rent and Additional Rent therefore as the Tenant Improvements as described in Exhibit D are "substantially completed" for each Building as provided in Exhibit D, and the provisions of this Lease shall begin to apply with respect to each Building immediately upon the substantial completion of the Tenant Improvements in each Building and notwithstanding that the Commencement Date may not yet have occurred; however, before Tenant shall be permitted occupancy of each such Building, (i) Tenant shall pay for and provide evidence of the insurance to be provided by Tenant pursuant to the provisions of Section 11, (ii) Tenant shall contract for direct payment of all utility, service and maintenance charges for such Building, and (iii) Tenant shall not unreasonably interfere, delay or hinder Landlord, its representatives, contractors or subcontractors in the construction of the Tenant Improvements in the balance of the Premises in accordance with the provisions of this Lease. Prior to November 1, 2000, Tenant shall have the right to enter into each Building on the Premises up to thirty
(30) days prior to the substantial completion of the Tenant Improvements for each Building to install phone systems, computer systems, furniture, fixtures and equipment, etc., within each Building on a phased basis during such thirty
(30) day period prior to substantial completion (except that with respect to cabling, Tenant and Landlord shall coordinate in good faith for Tenant to be permitted to install its cabling prior to Landlord's installing drop ceilings), which early entry shall be subject to all terms of this Lease, but shall not constitute occupancy for operation of Tenant's business and shall not trigger the Commencement Date or Tenant's obligation to pay Rent or any other amounts due under this Lease; provided, however, (i) Tenant shall pay for and provide evidence of the insurance to be provided by Tenant pursuant to the provisions of
Section 11, (ii) Tenant shall contract for direct payment of all utility, service and maintenance charges for such Building, and (iii) Tenant shall not unreasonably interfere, delay or hinder Landlord, its agents, contractors or subcontractors in the construction of the Tenant Improvements in the balance of the Premises in accordance with the provisions of this Lease. Early possession by Tenant in accordance with this Section 30.1 shall not constitute occupancy of the Premises for purposes of establishing the Commencement Date.

        30.2 DELAY IN COMMENCEMENT: If Landlord fails to deliver the last of the Premises with the last of the Tenant Improvements described in Exhibit D substantially complete by the "Anticipated Commencement Date" due to the fault of the Landlord or due to the occurrence of an event of force majeure, Landlord shall not be considered in default of this Lease, but the Commencement Date shall be deferred until the last of the Premises are so delivered, subject however to Tenant's rights under Section 2.3 above. Tenant shall be considered to have caused any delay in the preparation of the Premises resulting from Tenant's failure to sign this Lease on or before the Construction Information Submittal Date specified in Exhibit D or, in the alternative, to provide Landlord by such date a written agreement in form and content satisfactory to Landlord guarantying Tenant will pay Landlord for any and all costs incurred in connection with the work done prior to execution of this Lease to prepare the Premises for Tenant. If the last of the Tenant Improvements are not completed on the "Anticipated Commencement Date" due to (i) the failure of Tenant to fulfill any obligation pursuant to the terms of this Lease or any exhibit hereto, including without limitation, Tenant's failure to comply with the Construction Information Submittal Dates and Construction Approval Dates specified in Exhibit D, or (ii) any changes in the Tenant Improvements requested by Tenant after Landlord's approval of the plans, or (iii) any other Tenant Delay as described in Exhibit D, then the Commencement Date shall be the later of the Anticipated Commencement Date specified in the Basic Lease Information or such earlier date that the last of the Tenant Improvements would have been substantially completed but for such Tenant delay. For purposes hereof, "substantial completion" shall be as described in Exhibit D attached to this Lease.

        30.3 OPTION TO EXTEND LEASE TERM: Tenant shall have the right to extend the term of this Lease for two (2) additional consecutive periods of five (5) years each (each hereinafter an "Extension Term"), such rights to be exercised by written notice from Tenant to Landlord given not less than three hundred sixty-five (365) days prior to the applicable expiration date of the Lease Term. Each extension right may only be exercised if no Event of Default by Tenant under the Lease has occurred and is continuing, either at the time of the exercise of the extension right or at the commencement of such extension. In the event this Lease is terminated for any reason, the rights granted to Tenant in this paragraph shall also terminate at the same time. In the event Tenant exercises the right to extend the term of this Lease as provided herein and subsequently an Event of Default by Tenant occurs prior to commencement of an Extension Term, Landlord may elect, by written notice to Tenant, to terminate Tenant's prior election to exercise its right to extend the term hereof, in which event Tenant shall have no rights with respect to the Extension Term or any subsequent Extension Term. Tenant's failure or inability to timely and properly exercise its right to the first Extension Term shall automatically terminate the second Extension Term. The right to extend the term of this Lease may only be exercised by Tenant and any permitted assignee under Article 10 above, and may not be transferred outside of this Lease or exercised by any other person or entity.

        The leasing of the Premises during any Extension Term shall be upon the same terms and conditions as are contained herein with respect to the initial term, and the Lease Term shall be deemed to include such Extension Term, except that (1) there shall be no further options to extend the term hereof after the Extension Term unless expressly granted by the Landlord in writing, (2) the provisions of this Lease shall not apply that are in the nature of concessions to induce Tenant to enter into this Lease such as rent abatement, tenant allowances, tenant improvements and the like, and (3) the monthly Base Rent rate per rentable square foot during each Extension Term shall be the then fair market rent as reasonably determined by Landlord (including periodic increases to Base Rent during each Extension Term), but in no event less than the Base Rent rate payable during the final month of the previous Lease Term. The fair market rent determined by Landlord shall be based on rents for comparable space of comparable size with a comparable level of tenant improvements for a similar term and commencement date for tenants of similar credit to that of Tenant, by reference to first-class space in other buildings comparable to the Buildings in age, quality and location (south Orange County office buildings in office/ business centers or parks as defined by CB Richard Ellis as of the date of this Lease).

        Upon notification from Tenant of the exercise of each extension option, Landlord shall, at least one hundred fifty (150) days prior to the commencement of the Extension Term, notify Tenant in writing of the proposed rental for the extension term; Tenant shall within fifteen (15) business days following receipt of same notify Landlord in writing of the acceptance or rejection of the proposed rental. TENANT'S FAILURE TO TIMELY PROVIDE SUCH NOTICE SHALL CONSTITUTE ACCEPTANCE OF THE PROPOSED RENTAL. In the event of rejection by Tenant, the extension rental shall be determined as follows:

        Within fifteen (15) days following notification of rejection, Landlord and Tenant shall each appoint a disinterested and qualified real estate professional (but not an appraiser). If these two real estate professionals cannot agree upon an extension rental within fifteen (15) days following their appointment, the two appointees shall forthwith select a third disinterested and qualified real estate professional, and the decision of any two of the three real estate professionals shall be binding. Notification in writing of this decision shall be made by the real estate professionals to Landlord and Tenant within thirty (30) days following the selection of the third real estate professional. Landlord and Tenant shall bear the expense of the real estate professional appointed by each, and the expense of the third real estate professional shall be shared equally by both parties. During such process for establishing rent, Tenant shall pay rent for the Extension Term at Landlord's rate, with retroactive adjustment made if a different rate is established as provided above.

        Within fifteen (15) days after the rental has been finally determined, the parties shall execute a written confirmation of the Extension Term and extension Base Rent. Failure or refusal of Tenant to execute the confirming memorandum shall be an Event of Default.


        30.4 EARLY TERMINATION OPTION: Tenant shall have the option to terminate this Lease effective as of the end of the sixtieth (60th) month of the Lease Term or effective as of the end of the eighty-fourth (84th) month of the Lease Term only. To exercise this option, Tenant must give Landlord not less than twelve (12) months written notice prior to the elected termination date of exercise and pay (with the notice) the Termination Fee to Landlord. The "Termination Fee" shall be equal to the sum of (i) the unamortized cost of all Tenant Improvements paid for by Landlord under Paragraphs 5 and 6 of Exhibit D of this Lease (determined by amortizing in equal payments over the first ten
(10) years of the Lease Term with respect to Paragraph 5 costs and over the first seven (7) years of the Lease Term with respect to Paragraph 6 costs and all calculated at an interest rate of eleven percent (11%) per annum), plus (ii) thirty (30) months of monthly Base Rent and Operating Expenses and Taxes for the first termination right (i.e., effective as of the end of the 60th month of the Lease Term), or six (6) months of monthly Base Rent and Operating Expenses and Taxes for the second termination right. As a condition to any such early termination, Tenant shall also pay all amounts owing to Landlord through to the date of such early termination. The right to exercise the terms of this Section
30.4 shall be personal to Tenant only and shall automatically expire upon any transfer, assignment or subletting of Tenant's interest in this Lease including such transfer as may be permitted pursuant to Article 10 of this Lease.

ARTICLE 31. MISCELLANEOUS:

        31.1 MERGER: All understandings and agreements heretofore had between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties and which is entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease.

        31.2 MODIFICATIONS: No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement is sought.

        31.3 SUCCESSORS AND ASSIGNS: Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and permitted assigns of the parties hereto.

        31.4 NONRECOURSE LEASE: Tenant shall look only to Landlord's estate and property in the Land and the Premises (including the rents, issues, profits and proceeds thereof) for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or any Landlord Parties, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises or Project.

        31.5 FORCE MAJEURE: The non-monetary obligations of Tenant and Landlord shall be subject to, and neither Landlord nor Tenant shall have any liability whatsoever to the other, because:

             31.5.1 Such party is unable to fulfill, or is delayed in fulfilling, any of its non-monetary obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, delays in governmental processing, approvals, and issuance of permits and/or inspections, or any other cause, whether similar or dissimilar, beyond such party's reasonable control; or

             31.5.2 of any failure or defect in the supply, quantity or character of electricity, water or other utilities furnished to the Project, by reason of any requirement, act or omission of the public utility or others serving the Project with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond such party's reasonable control;

provided however, that to avail oneself of a "force majeure" excuse for delay, the party claiming such delay must notify the other party in writing within ten
(10) business days of the occurrence of such delay and describe in reasonable detail the scope and anticipated extent of such delay. If a party timely and properly gives such notice, the "force majeure" delay shall relate back to the date of initial delay. If such notice is not given within the ten (10) business day period, then any "force majeure" delay claim shall only be effective commencing from and after the date of delivery of such notice.

        Nothing contained in this Section 31.5 shall affect, impair or excuse the obligations of Tenant to pay all Base Rent and Additional Rent in full and when due under this Lease.

        31.6 DEFINITIONS: For the purpose of this Lease, the following terms have the meanings indicated:

             31.6.1 The term "mortgage" shall include a mortgage and/or deed of trust, and the term "holder of a mortgage" or "mortgagee" or words of similar import shall include a mortgagee of a mortgage or a beneficiary of a deed of trust.

             31.6.2 The term "laws" and "requirements of any public authorities" and words of similar import shall mean laws and ordinances of any or all of the federal, state, regional, city, and county governments and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Land, Park Common Areas and/or the Premises, and the direction of any public officer pursuant to law, whether now or hereinafter in force.

             31.6.3 The term "requirements of insurance bodies" and words of similar import shall mean rules, regulations, orders, and other requirements of the California Surveying and Rating Bureau and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land, Park Common Areas and/or the Premises, whether now or hereafter in force.

             31.6.4 The term "Tenant" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, which at the time in question is the owner of Tenant's estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or to relieve Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

             31.6.5 The term "Land" shall mean the real property, lot or parcel upon which the Project is located including without limitation Buildings, parking areas, landscaped areas, walkways, driveways, sidewalks and curbs.

             31.6.6 The term "Landlord" shall mean only the owner at the time in question of a Building or of a lease of a Building, so that in the event of any transfer or transfers of title to a Building or of Landlord's interest in a lease of a Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer with respect to such Building, provided that such transferee has assumed and agreed in writing to perform and observe all obligations of Landlord herein with respect to such Building during the period it is the holder of the Landlord's interest under this Lease with respect to such Building.

             31.6.7 The term "herein," hereof" and "hereunder," and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular Article, Section or subsection, unless expressly so stated.

             31.6.8 The term "and/or" when applied to two or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

             31.6.9 The term "person" shall mean natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

        31.7 EFFECT OF EXPIRATION: Upon the expiration or other termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease (including without limitation any indemnity obligations which shall expressly survive such expiration or termination) and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such expiration or other termination; and, in any event, unless otherwise expressly provided in this Lease, any liability for a payment (including, without limitation, Additional Rent, herein) which shall have accrued to or with respect to any period ending at the time of expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.

        31.8 PRORATIONS: Any appointments or prorations of Base Rent or Additional Rent to be made under this Lease shall be computed on the basis of a three hundred sixty (360) day year, with twelve (12) months of thirty (30) days each.

        31.9 GOVERNING LAW: Regardless of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, heading and titles in this Lease are solely for convenience or reference and shall not affect its interpretation. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. Time is of the essence of this Lease and all of its provisions.

        31.10 LIGHT, AIR AND VIEW: Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or near the Premises shall in no way affect this Lease or impose any liability on Landlord.

        31.11 REPRESENTATIONS RE: AUTHORITY: Tenant does hereby covenant and warrant that:

             31.11.1 Tenant is duly organized and validly existing under the laws of its state of formation, and, if such entity is existing under the laws of a jurisdiction other than California, qualified to transact business in California;

             31.11.2 Tenant has full right and authority to enter into this Lease and to perform all Tenant's obligations hereunder; and

             31.11.3 Each person signing this Lease on behalf of Tenant is duly and validly authorized to do so.

        Landlord does hereby covenant and warrant that:

             31.11.4 Landlord is duly organized and validly existing under the laws of its state of formation, and, if such entity is existing under the laws of a jurisdiction other than California, is qualified to transact business in California to the extent required by California law;

             31.11.5 Landlord has full right and authority to enter into this Lease and to perform all Landlord's obligations hereunder; and

             31.11.6 Each person signing this Lease on behalf of Landlord is duly and validly authorized to do so.

        31.12 DEFINED TERMS: Words capitalized other than as the first word of a sentence are defined terms and have the meaning, throughout this Lease, given to them when they are first used with an initial capital or when used in quotation marks.

        31.13 COUNTERPARTS: This Lease may be executed in one or more counterparts by separate signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding on all parties hereto, even though all parties are not signatories to the original or to the same counterpart. Any counterpart of this Lease that has attached to it separate signature pages, which together contain the signatures of all parties, shall for all purposes be deemed a fully-executed instrument, and in making proof of this Lease, it shall not be necessary to produce or account for more than one such counterpart.

        31.14 COSTS AND ATTORNEY FEES:

             31.14.1 NO SUIT OR ACTION FILED: If this Lease is placed in the hands of an attorney due to a default in the payment or performance of any of its terms, the defaulting party shall pay, immediately upon demand, all of the other party's costs and expenses associated with enforcing the Lease, including reasonable attorney fees and collection costs even though no suit or action is filed thereon, and any other fees or expenses incurred by the nondefaulting party.

             31.14.2 LITIGATION OR ARBITRATION: If legal action is instituted to enforce or interpret any of the terms of this Lease or if legal action is instituted in a Bankruptcy Court for a United States District Court to enforce or interpret any of the terms of this Lease, to seek relief from an automatic stay, to obtain adequate protection, or to otherwise assert the interest of Landlord in a bankruptcy proceeding, the party not prevailing shall pay the prevailing party's reasonable and actual costs and disbursements, the reasonable and actual fees and expenses of expert witnesses in determining reasonable attorney fees, and such sums as the court may determine to be reasonable for the prevailing party's attorney fees connected with the trial and any appeal and by petition for review thereof.

             31.14.3 LANDLORD'S CONSENTS: Wherever in this Lease or otherwise the consent of Landlord is required or requested, Tenant shall pay to Landlord its actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' or other consultants' fees) incurred in consideration of, or response to, the granting or withholding of such consent, including without limitation, consents to an assignment or subletting, waivers or approvals to Tenant equipment or other financing, and the like. Tenant shall pay such costs and expenses to Landlord immediately upon demand; provided, however, that as a condition to considering any request for consent, Landlord may require that Tenant deposit with Landlord an amount reasonably calculated by Landlord to represent the estimated costs and expenses Landlord will incur in considering and responding to such request, and in such event any unused portion of such deposit shall be refunded to Tenant without interest. The foregoing payment of costs and expenses shall be in addition to, and not in lieu of, any other fees or amounts which Landlord may be entitled to under this Lease or at law with respect to its response to or consideration of any request for consent.

             31.14.4 DEFINITIONS: For purposes of this Lease, the term "attorney fees" includes all charges of the prevailing party's attorneys and their staff (including without limitation legal assistants, paralegals, word processing, and other support personnel) and any postpetition fees in a bankruptcy court. For purposes of this Lease, the term fees and expenses includes but is not limited to long-distance telephone charges; expenses of facsimile transmission; expenses for postage (including costs of registered or certified mail and return receipts), express mail, or parcel delivery; mileage and all deposition charges, including but not limited to court reporters' charges, appearance fees, and all costs of transcription; costs incurred in searching records.

        31.15 EFFECT OF FAILURE TO CONSENT: Except where a different standard is expressly provided in this Lease, the Landlord may grant or refuse to consent or approve any item in its sole discretion. Where this Lease states that a consent or approval may not be unreasonably withheld, and a party unreasonably withholds or conditions such consent, the other party shall not be entitled to any damages or termination of this Lease for such withholding, it being intended that the sole remedy shall be to obtain an injunction compelling such consent or approval.

             IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease Agreement as of the date and year first above written.

LANDLORD                                     TENANT

SERRANO JACK, L.L.C.,                        WESTERN DIGITAL CORPORATION,
a Delaware limited liability company         a Delaware corporation

By:      AmberJack Ltd.,
         an Arizona corporation,             By: /s/  MATTHEW E. MASSENGILL
         Managing Member                        --------------------------------

         By: /s/  DAVID C. GRAVES            Name (print): Matthew E. Massengill
            -----------------------------                  ---------------------

         Name (print): David C. Graves       Title:   President  & CEO
                       ------------------          -----------------------------

         Title:   President                  Date:    May 30, 2000
               --------------------------         ------------------------------

         Date:    June 1, 2000               By: /s/  TERESA A. HOPP
              ---------------------------       --------------------------------

         By: /s/  EARLE B. JOHNSON           Name (print): Teresa A. Hopp
            -----------------------------                 ----------------------

         Name (print): Earle B. Johnson      Title:   CFO
                      -------------------          -----------------------------

         Title: Vice President               Date:    May 30, 2000
               --------------------------         ------------------------------

         Date:  June 1, 2000
              ---------------------------

                                    EXHIBIT A

                                      LEASE

                           LEGAL DESCRIPTION FOR LAND




        PARCELS 1, 2, 3 AND LETTERED LOT A OF PARCEL MAP NO. 97-230 AS SHOWN ON A MAP FILED IN BOOK 313, PAGES 22 TO 26 INCLUSIVE OF PARCEL MAPS, RECORDS OF ORANGE COUNTY, CALIFORNIA.

                                    EXHIBIT B

                                      LEASE

                         BUILDINGS AND PARK COMMON AREAS

                                    EXHIBIT C

                                      LEASE

                          FLOOR PLAN FOR EACH BUILDING



                                 [SEE ATTACHED]

                                   EXHIBIT C-1


                       OUTLINE SPECIFICATIONS OF BUILDINGS





                                 [SEE ATTACHED]

                             OUTLINE SPECIFICATIONS
                            FOR SERRANO CREEK CENTER
                               REVISED 05/04/2000

SHELL BUILDING CONSTRUCTION:

     GENERAL:

          1.   Gross Building Area      Building A & C       56,109 S.F.
                                        Building B           75,455 S.F.
                                                            ------------
                                        TOTAL:              187,673 S.F.

     STANDARD SITE:

          1.   CONSTRUCTION
               Asphalt with concrete curbs, concrete curb and gutter wherever storm water will collect and flow adjacent to curb - also, storm drain on site.

          2.   DESIGN
               In accordance with site planning and design criteria of City of Lake Forest Off-Street Parking Guidelines.
               Buildings to meet current ADA and Title 24 requirements.

          3.   ELECTRICAL SERVICE
               277/480-volt, three phase, 4 wire service.

          4.   PARKING LOT LIGHTING
               High-pressure sodium, pole top, minimum lighting levels per City of Lake Forest security ordinance.

     SHELL:

          1.   ON GRADE FLOOR SYSTEM
               Concrete slab 5 inch thick with #4 at 18" o.c. over 2" sand over 6 mil. Visqueen.

          2.   COLUMNS
               All columns will be tube steel.

          3.   INSULATION
               R-19 BATT at roof.

     4.   ROOFING
          4-ply built-up roof over plywood sheathing consisting of 3 plys of roofing material with mineral cap sheet.

     5.   2nd FLOOR SYSTEM
          (100 lbs. Reducible)
          Metal deck over steel beams and Vulcraft trusses, 1/2" structural grade plywood with 1" gyp-crete fill over metal deck.

     6.   ROOF SYSTEM
          OSB or plywood over Vulcraft open web trusses.

     7.   CONCRETE TILE-UP PANELS
          Concrete panels 10" + thick w/ integrated reveals and painted finish. Concrete panel shear walls.
          Interior concrete panels will be furred out at lobby. Rest of interior walls will be furred out as part of the tenant improvement package, when number and locations of wall plugs can be determined.

     8.   EXTERIOR DOOR
          Glass doors.

     9.   FIRE PROTECTION
          Looped site system.
          All buildings fully sprinklered (drops by tenant).
          Systems designed for ordinary hazard.

ARCHITECTURAL TREATMENT:

     1.   GLAZING
          High performance glass on aluminum mullion system finished w/ Kynar finish.

     2.   EXTERIOR PAINT
          Three color scheme.

     3.   EXTERIOR SOFFIT MATERIAL
          Material shall be metal (Alcan Planar Plus).

     4.   CONCRETE ENTRY
          Concrete walk entry shall be scored washed aggregate concrete.

     5.   MAIN DOOR
          Arcadia narrow stile.

STANDARD TOILET ROOMS

     1.   FLOORS AND WALLS
          Wet walls and floor shall be covered with tile. Tile shall be 12" x 12" Chrometech Hauteville mate on 5/8" water resistant gypsum on 3-5/8" metal studs with 3-1/2" acoustic batt insulation.

     2.   CEILING
          Painted smooth finish drywall.

     3.   TOILET COMPARTMENTS
          Floor-to-ceiling mount support partition to be Bobrick Plastic laminate or equal.

     4.   LAVATORIES
          Granite top with porcelain sink hung under granite top.

     5.   MIRRORS
          Vision quality mirrors above lavatories, as shown on plans. One mirror per toilet room.

     6.   ACCESSORIES
          Bobrick stainless steel, recessed and semi-recessed.

LOBBY

     1.   WALLS
          Insulated interior walls.

     2.   FLOOR/CEILING
          Lobby flooring tile/carpet    Ceiling drywall.
                         -----------            -------
          2 story lobby at Buildings A and C.

     3.   LOBBY INTERIOR DOORS
          3' x 8' solid core, plain sliced cherry wood. Flat Profile clear anodized aluminum door frames, Schlage L and D series, brushed aluminum finish, concealed auto flush bolts for pairs.

     4.   LOBBY LIGHT FIXTURES
          Recessed Can lighting.

     5.   HVAC DIFFUSERS AT LOBBY
          Linear diffusers.

SECONDARY EXIT

     1.   Secondary Exit provided for ingress and egress.

MECHANICAL SYSTEM FOR SHELL

     HVAC

     1.   Air conditioning is provided by roof mounted VAV units.

     2.   Main trunk distribution will be part of the shell.

     3. Exhaust air from restrooms will be provided by roof mounted exhaust fans with duct work extended to these areas.

     4. A concrete roof platform will be provided under VAV unites to attenuate noise.

MECHANICAL SCREEN

     1.   Acrylic plaster over metal studs at 16" o.c.
          Paint to match concrete panels in color and texture.

     2.   Angle bracing for supports.

PLUMBING (SHELL)

     1.   RESTROOMS
          Core restroom included w/ floor drains and flush valve fixtures.

     2.   HOSE BIBBS
          Hose bib on roof and at rear of building and where service enters building.

     3.   JANITOR'S CLOSET
          Janitor sinks at each core.

     4.   DRINKING FOUNTAINS
          High/Low Upgraded refrigerated drinking fountains in core at each floor.

STANDARD ELECTRICAL

     ELECTRICAL SYSTEM

          o    277/480-volt three phase, 4 wire service

                    Building A & C      800 amps
                    Building B         1200 amps

          o    Transformer on grade underground utility secondary conduits.

          o Electrical service capacity suitable for approximately 22 watts per square foot to accommodate HVAC, lighting, data processing, computer loads and convenience outlets.

          o Main electrical room supplied with underground pull section, house meter and main circuit breaker. One 277/480-volt and one 120/208-volt house panel with space for tenants' meters (triple net lease).

          o Two (2) 4" underground incoming C.O. for telephone service - main building.

          o    Conduit sized for 2000 amp service.

          o Two (2) 4" conduits interconnect electrical rooms of all buildings on site and extend to public utility easement(s) for connection to data/fiber-optic service as available.

               o Four (4) conduits, from Bldg. B to Bldg. A and from Bldg. B to Bldg. C

               o    Two (2) conduits from building to street

STANDARD ELEVATORS AND CABS

     PASSENGER ELEVATOR

          o    Hydraulic

          o    Speed: 125 feet per minute

          o    Capacity: 2500#

          o    Cab under top: 9'-7"

          o    Cab return and door: Polished stainless steel

          o    Cab ceiling: Polished stainless steel

          o    Cab floor: Future carpet to match lobby carpet

          o    Cab Walls: Plastic laminate panels

          o    Cab Base: Polished stainless steel

          o    Cab Rail: Satin stainless steel

          o    Cab Lighting: Down lights

                                   EXHIBIT C-2


                            BUILDING PUNCHLIST ITEMS


             1. Tenant will be given a carpet allowance of $18.00 per square yard of existing lobby areas in each Building for carpeting of the lobbies. Any cost of carpeting the lobbies in excess of this allowance shall be paid by Tenant in cash in the same manner as set forth in the Work Letter attached to this Lease for excess Tenant Improvement Costs.


             2. Landlord shall complete tile work along the stair rails in each Building.


             3. Tenant has been unable to date to confirm elevator power. Tenant shall have the right to confirm that elevators are operational once power is made available.

                                    EXHIBIT D

                                   WORK LETTER


                         (Tenant Improvement Allowance)
                           (Pending Preliminary Plans)

1.      APPLICATION OF EXHIBIT

        Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements requested by Tenant (the "Tenant Improvements") for the fitting out of the Premises, as more fully set forth herein.

2.      LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS

        (a) PRELIMINARY PLANS. Within the time periods following full execution of the Lease by both Landlord and Tenant set forth below (the last day of each such period, including the last day for full execution of the Lease as set forth below, are hereinafter referred to as "Construction Information Submittal Dates"), Tenant's architect shall prepare and Tenant shall approve in writing preliminary space plans for the Tenant Improvements (the "Preliminary Plans") which shall include, without limitation, sketches and/or drawings showing the locations of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures, floor loads and other requirements, and a list including all specifications and requirements of all specialized installations and improvements and upgrade specifications determined by Tenant as required for its use of the Premises. Tenant agrees to and shall promptly and fully cooperate with Tenant's architect and shall supply all information Tenant's architect deems necessary for the preparation of the Preliminary Plans. Tenant acknowledges that the Preliminary Plans shall be prepared by Tenant's architect after consultation and cooperation between Tenant, Tenant's architect, Landlord and Landlord's architect regarding the proposed Tenant Improvements and Tenant's requirements. Landlord and Landlord's architect shall be entitled, in all respects, to rely upon all information supplied by Tenant regarding the Tenant Improvements. The costs associated with preparation of the Preliminary Plans shall be paid as set forth in Sections 5 and 6 of this Work Letter.

        (b) WORKING DRAWINGS. Within thirty (30) business days following submittal of the Preliminary Plans for each Building, Landlord's architect shall prepare working drawings (the "Working Drawings") for the Tenant Improvements based upon the approved Preliminary Plans. The Working Drawings shall include architectural, mechanical and electrical construction drawings for the Tenant Improvements based on the Preliminary Plans. Notwithstanding the Preliminary Plans, in all cases the Working Drawings (i) shall be subject to Landlord's final approval, which approval shall not be unreasonably withheld, (ii) shall not be in conflict with building codes for the City or with insurance requirements for a fire resistive Class A building, (iii) shall comply with all applicable building, fire, health and sanitary codes, regulations and requirements, and (iv) shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction. The costs associated with preparation of the Working Drawings shall be paid as set forth in Sections 5 and 6 of this Work Letter.

        (c) APPROVAL OF WORKING DRAWINGS. Landlord or Landlord's architect shall submit the Working Drawings to Tenant for Tenant's review, and Tenant shall notify Landlord and Landlord's architect within five (5) business days after delivery thereof of any requested revisions. Within five (5) business days after receipt of Tenant's notice, Landlord's architect shall make all approved revisions to the Working Drawings and submit two (2) copies thereof to Tenant for its final review and approval, which approval shall be given within three
(3) business days thereafter. Concurrently with the above review and approval process, Landlord may submit all plans and specifications to City and other applicable governmental agencies in an attempt to expedite City approval and issuance of all necessary permits and licenses to construct the Tenant Improvements as shown on the Working Drawings. Any changes or ancillary improvements (including without limitation improvements outside of the Premises) which are required by City or other governmental agencies shall be immediately submitted to Landlord for Landlord's review and reasonable approval, and Landlord shall promptly notify Tenant of such changes. If approved by Landlord, such changes and/or improvements shall be added to the Working Drawings and be deemed part of the Tenant Improvements. The last day of each period in which Tenant is required to give its approval under this paragraph is hereafter sometimes referred to as a "Construction Document Approval Date".

        (d) SCHEDULE OF CRITICAL DATES. Set forth below is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations for the design and construction of the Tenant Improvements, including the Construction Information Submittal Dates and the Construction Document Approval Dates. Such dates and the respective obligations of Landlord and Tenant are more fully described elsewhere in this Work Letter. The purpose of the following schedule is to provide a reference for Landlord and Tenant and to make certain the final approval of the Working Drawings by Tenant for each Building (hereafter each a "Final Approval Date") occurs as set forth herein. Following the Final Approval Date for each Building, Tenant shall be deemed to have released Landlord to commence construction of the Tenant Improvements for such Building as set forth in Section 4 below.

                                                                                                    RESPONSIBLE
          REFERENCE                       DATE DUE                                                     PARTY
          ---------                       --------                                                     -----
A.        Execution Deadline for Lease    May 26, 2000                                                 Landlord and
                                                                                                       Tenant

B.        Preliminary Plan Completion:
              (i)   First Building        May 26,2000                                                  Tenant
             (ii)   Second Building       May 26, 2000                                                 Tenant
            (iii)   Third Building        May 26, 2000                                                 Tenant

C.        Working Drawings Completion:
              (i)  First Building         30 business days after submittal of Preliminary Plans        Landlord
                                          signed off by Tenant
             (ii)  Second Building        30 business days after submittal of Preliminary Plans        Landlord
                                          signed off by Tenant
            (iii)  Third Building         30 business days after submittal of Preliminary Plans        Landlord
                                          signed off by Tenant


D.        Working Drawings Review:
              (i)  First Building         5 business days after submittal of Working Drawings          Tenant
             (ii)  Second Building        5 business days after submittal of Working Drawings          Tenant
            (iii)  Third Building         5 business days after submittal of Working Drawings          Tenant

E.        Working Drawings Revisions:
              (i)  First Building         5 business days after return of Working Drawings             Landlord
             (ii)  Second Building        5 business days after return of Working Drawings             Landlord
            (iii)  Third Building         5 business days after return of Working Drawings             Landlord

F.        Final Approval Dates:
              (i)  First Building         3 business days after submittal of revised Working Drawings  Tenant
             (ii)  Second Building        3 business days after submittal of revised Working Drawings  Tenant
            (iii)  Third Building         3 business days after submittal of revised Working Drawings  Tenant

3.      BUILDING PERMIT

        After the Final Approval Date has occurred for each Building, Landlord shall, if Landlord has not already done so, submit the Working Drawings for such Building to the appropriate governmental body or bodies for final plan checking and a building permit. Landlord, with Tenant's cooperation, shall cause to be made any change in the Working Drawings necessary to obtain the building permit; provided, however, after the Final Approval Date, no changes shall be made to the Working Drawings without the prior written approval of both Landlord and Tenant which approval shall not be unreasonably withheld, and then only after agreement by Tenant to pay any reasonably and actual excess costs resulting from such changes to the extent such changes cause the cost of the work to exceed the Tenant Improvement Allowance.

4.      CONSTRUCTION OF TENANT IMPROVEMENTS

        After the Final Approval Date for each Building has occurred and a building permit for the work for such Building has been issued, Landlord shall, through a guaranteed maximum construction contract providing for not more than one (1) draw request for funds each month ("Construction Contract") with Coastal Pacific Construction, Ticon Construction Company or another reputable, licensed contractor selected by Landlord and reasonably approved by Tenant ("Contractor"), cause the construction of the Tenant Improvements for each Building to be carried out in substantial conformance with the Working Drawings in a good and workmanlike manner using first-class materials. The costs associated with the construction of the Tenant Improvements shall be paid as set forth in Sections 5 and 6 of this Work Letter. Landlord shall cause the Contractor to competitively bid all major subcontract trades by at least three
(3) subcontractors for each such trade selected by Landlord or the Contractor and approved by Landlord. Landlord shall cause the Contractor to award each subcontract trade to the lowest bidder; unless such lowest bidder has presented an incomplete bid, or does not reasonably appear able to commence and complete its work in a manner and within a time frame reasonably determined necessary to complete the Tenant Improvements as required under this Work Letter, or otherwise does not reasonably appear to be best qualified to perform its trade within the time and in the manner contemplated in this Work Letter, and in any of such events Landlord shall have the right, in its reasonable discretion, to cause the Contractor to award the subcontract for such trade to the most appropriate bidder under the circumstances. Landlord agrees to advise and consult with Tenant throughout the bidding and contract process, so long as such consultation does not delay or interfere with Landlord's obligations in connection herewith, and in all events Landlord's determinations as to bid and contract decisions shall be final. Landlord shall see that the construction complies with all applicable building, fire, health, and sanitary codes and regulations, the satisfaction of which shall be evidenced by a certificate of occupancy for such Building.

        For purposes of the Lease and this Work Letter, "substantial completion" and "substantially completed" means, with respect to each Building, (i) the City of Lake Forest ("City") has approved of the Tenant Improvements for such Building in accordance with its building code, as evidenced by its written approval thereof in accordance with the building permits issued for the Tenant Improvements for such Building, and (ii) Landlord's architect has certified in writing that the Tenant Improvements for such Building have been completed in accordance with the final Working Drawings therefor and any authorized change orders, except for minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use and enjoyment of such Building (items normally referred to as "punchlist" items). Issuance of a certificate of occupancy shall not be required for "substantial completion", provided however, that Landlord shall deliver to Tenant a certificate of occupancy (temporary or otherwise) from the City for such Building within ten
(10) business days after the last to occur of the approvals under clauses (i) or
(ii) of the preceding sentence. If Landlord fails to obtain a certificate of occupancy (temporary or otherwise) within such period, substantial completion shall be deemed not to have occurred until such certificate of occupancy or temporary certificate of occupancy is received, unless Landlord is unable to obtain such certificate of occupancy or temporary certificate of occupancy because of any acts or omissions of Tenant or any Tenant Parties, in which event the requirement of a certificate of occupancy (temporary or otherwise) in connection with substantial completion shall be waived. Within five (5) business days after substantial completion with respect to each Building, and prior to Tenant's move-in date, Tenant, Landlord and Landlord's architect shall jointly conduct a walk-through of the Building and create a mutually acceptable written punchlist setting forth any corrective work with respect to the Tenant Improvements in such Building which the parties believe is required to be performed. In the event that no such punchlist is provided within said period through no fault of either Landlord or Landlord's architect, Tenant shall be deemed to have waived the right to such punchlist. Landlord shall use all reasonable efforts to complete all of the items on the punchlist for each Building within forty-five
(45) days of receipt of the punchlist therefore. Nothing contained herein shall expand Landlord's maintenance and repair obligations set forth in Section 4.2 of the Lease.

5.      TENANT IMPROVEMENT ALLOWANCE

        Landlord shall provide Tenant with a Tenant Improvement Allowance in the amount of up to Four Million Four Hundred Forty-Three Thousand One Hundred Twenty-Five Dollars ($4,443,125.00) towards the cost of the design, purchase and construction of the Tenant Improvements to the Premises, including without limitation design, engineering and consulting fees (collectively, the "Tenant Improvement Costs"). Tenant shall not be entitled to retain or receive any part of the Tenant Improvement Allowance not actually used to pay Tenant Improvement Costs. The Tenant Improvement Allowance shall be used for payment of the following Tenant Improvement Costs:

             (i) Preparation of the Preliminary Plans and the Working Drawings as provided in Section 2 of this Work Letter, including without limitation all fees charged by City (including without limitation fees for building permits and plan checks) in connection with the Tenant Improvements work in the Premises;

             (ii) Construction work for completion of the Tenant Improvements and any ancillary improvements required by any applicable governmental agency or authority arising out of the Tenant Improvements, as reflected in the Working Drawings and Construction Contract; and

             (iii) All contractors' charges, general conditions, performance bond premiums, and construction fees as reflected in the Construction Contract.

6.      COSTS IN EXCESS OF TENANT IMPROVEMENT ALLOWANCE AT TENANT'S EXPENSE

        (a) COST APPROVAL. Tenant shall pay the excess of the Tenant Improvement Costs over the amount of the Tenant Improvement Allowance available to defray such costs. Concurrent with the plan checking referred to in Section 3 of this Work Letter, Landlord shall prepare and submit to Tenant a written estimate of the amount of the remaining Tenant Improvement Costs and the cost of the Tenant Improvement Allowance still available to defray such costs (after preparation of the Preliminary Plans and Working Drawings). Tenant shall approve or disapprove any such estimate by written notice to Landlord within three (3) days after receipt thereof. If Tenant fails to notify Landlord of its disapproval within such three (3) day period, Tenant shall be deemed to have approved such estimate. If Tenant disapproves such estimate within the three (3) day period, Tenant shall be required to direct Landlord and Landlord's architect to amend the Working Drawings in a manner satisfactory to Landlord so as to reduce the estimated costs to an amount acceptable to Tenant, and any excess estimated costs remaining after such amendment shall be paid by Tenant in the manner described in the preceding sentence. Tenant shall additionally pay any costs resulting from such amendment and Tenant shall be liable for the delay in completing the Tenant Improvements and the increased costs, if any, resulting from such delay. If Tenant is unwilling or unable to amend the Working Drawings in a manner acceptable to Landlord, then Tenant shall be deemed to have approved of the estimate for the Working Drawings as prepared, and shall pay the amount of any excess estimated costs together with any costs arising from delay as a result of Tenant's actions hereunder, in the manner provided below. Tenant shall pay the amount of such excess on a pro rata basis with the amounts to be funded by Landlord under Section 5 and Section 6(b) of this Work Letter, within five
(5) days after written notice from Landlord setting forth the amounts to be funded by Landlord under each draw request submitted by the Contractor under the Construction Contract and approved by Landlord. The failure of Tenant to timely and fully pay any installment of excess amounts hereunder shall constitute a Tenant Delay and, at Landlord's option, without waiver of Landlord's right to declare an Event of Default by Tenant pursuant to Section 21.1.1 of the Lease, Landlord may cease further work on the Tenant Improvements until such installment has been fully paid, and any additional costs or delays arising out of such cessation of work by Landlord shall be additional Tenant Delay and shall be paid by Tenant.

        (b) AMORTIZATION OF EXCESS COSTS. Provided that no Event of Default under the Lease has occurred and is continuing, Tenant may elect, by written notice delivered to Landlord within the time that Tenant is to pay to Landlord any excess Tenant Improvement Costs, to have such excess costs up to a maximum amount of One Million Seven Hundred Seventy-Seven Thousand Two Hundred Fifty Dollars ($1,777,250.00) amortized over the first seven (7) years of the Lease Term only at a rate of eleven percent (11%) per annum, compounded ("Amortization Rate"), with all such amortized amounts paid by Tenant to Landlord as Additional Rent at the time and in the manner required for Tenant to pay Base Rent as set forth in the Lease. The parties acknowledge that if the full amount of $1,777,250.00 is amortized hereunder, the monthly payment shall be $30,430.85. Upon the occurrence of any Event of Default by Tenant under the Lease, Landlord shall have the right to accelerate the remaining principal balance of excess Tenant Improvement Costs amortized hereunder and to require that the entire amount thereof be immediately paid in full by Tenant. Should Tenant fail to pay such remaining principal amount within five (5) business days after any such election by Landlord, such principal amount shall thereafter bear interest at the greater of the Amortization Rate or the rate described in Section 22.3 of the Lease until paid.

        (c) FINAL COSTS. Within sixty (60) days after completion by Landlord of the Tenant Improvements to the Premises, Landlord shall determine the actual final Tenant Improvements Costs and shall submit a written statement of such amount to Tenant. If any estimate previously paid by Tenant exceeds the amount due hereunder from Tenant for such work, such excess shall be refunded to Tenant. If any amount is still due from Tenant for such work, then Tenant shall pay such amount in full within ten (10) days of receipt of Landlord's statement or, if available, by written notice to Landlord within such 10-day period, elect to have such amount or portion thereof amortized as provided in paragraph (b) next above.

7.      CHANGE ORDERS

        Tenant may from time to time request and obtain change orders during the course of construction provided that: (i) each such request shall be reasonable, shall be in writing and signed by or on behalf of Tenant, and shall not result in any structural change in the Building, as reasonably determined by Landlord;
(ii) all additional charges and costs, including without limitation architectural and engineering costs, construction and material costs, processing costs of any governmental entity, and increased construction, shall be the sole and exclusive obligation of Tenant; and (iii) any resulting delay in the completion of the Tenant Improvements shall be deemed a Tenant Delay and in no event shall extend the Commencement Date of the Lease. Upon Tenant's request for a change order, Landlord shall as soon as reasonably possible submit to Tenant a written estimate of the increased or decreased cost and anticipated delay, if any, attributable to such requested change. Within three (3) days of the date such estimated cost adjustment and delay are delivered to Tenant, Tenant shall advise Landlord whether it wishes to proceed with the change order, and if Tenant elects to proceed with the change order, Tenant shall remit, concurrently with Tenant's notice to proceed, the amount of the increased cost, if any, attributable to such change order. Unless Tenant includes in its initial change order request that the work in process at the time such request is made be halted pending approval and execution of a change order, Landlord shall not be obligated to stop construction of the Tenant Improvements, whether or not the change order relates to the work then in process or about to be started.

8.      TENANT DELAYS

        In no event shall the Commencement Date of the Lease be extended or delayed due or attributable to delays due to the fault of Tenant ("Tenant Delays"). Tenant Delays shall include, but are not limited to, delays caused by or resulting from any one or more of the following:

             (a) Tenant's failure to promptly cooperate with the architects and furnish information for the preparation of the Preliminary Plans and Working Drawings, or to prepare and submit to Landlord the Preliminary Plans within the applicable Construction Information Submittal Dates;

             (b) Tenant's failure to timely review and reasonably approve the Working Drawings by the applicable Construction Document Approval Dates;

             (c) Tenant's request for or use of special materials, finishes or installations which are not readily available, provided that Landlord shall notify Tenant in writing that the particular material, finish, or installation is not readily available promptly upon Landlord's discovery of same;

             (d) Delay attributable to failure by Tenant to timely provide, or changes (including without limitation changes in location) to, specifications relating to the laboratories, data center, or any of the other specialized improvements;

             (e) Change orders requested by Tenant which actually delay the completion of the Tenant Improvements;

             (f) Interference by Tenant or by any Tenant Parties with Landlord's construction activities;

             (g) Tenant's failure to approve any other item or perform any other obligation in accordance with and by the dates specified herein or in the Construction Contract;

             (h) Requested or required changes in the Preliminary Plans, Working Drawings or any other plans and specifications after the approval thereof by Tenant or submission thereof by Tenant to Landlord;

             (i) Unavailability of or delay in the ability to timely procure equipment or materials specified for the build-out of the laboratories, data center or other specialized improvements, provided that Landlord shall notify Tenant in writing that the particular equipment or material is not readily available promptly upon Landlord's discovery of same;

             (j) Tenant's failure to timely approve written estimates of costs or to timely pay excess costs not timely elected to be amortized in accordance with this Work Letter; and

             (k) Tenant's obtaining or failure to obtain any necessary governmental approvals or permits for Tenant's intended use of the Premises.

If the Commencement Date of the Lease is delayed by any Tenant Delays, whether or not within the control of Tenant, then the Commencement Date of the Lease and the payment of Rent shall be accelerated by the number of days of such delay. Landlord shall give Tenant written notice within ten (10) business days following Landlord's discovery of any circumstance that Landlord believes constitutes a Tenant Delay, and in the event of such timely notice the Tenant Delay shall relate back to the date such Tenant Delay began. If such notice is not given within ten (10) business days following Landlord's discovery of the circumstances that Landlord believes constitutes the Tenant Delay, then the Tenant Delay claim shall only be effective commencing from and after the date of delivery of such notice.

9.      TRADE FIXTURES AND EQUIPMENT

        Tenant acknowledges and agrees that Tenant is solely responsible for obtaining, delivering and installing in the Premises all necessary and desired furniture, trade fixtures, equipment and other similar items, and that Landlord shall have no responsibility whatsoever with regard thereto. Any Tenant expenditures on the same shall not be reimbursable or amortizable as Tenant Improvements. Tenant further acknowledges and agrees that neither the Commencement Date of the Lease nor the payment of Rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.

10.     FAILURE OF TENANT TO COMPLY

        Any failure of Tenant to comply with any of the provisions contained in this Work Letter within the times for compliance herein set forth shall be deemed a default under the Lease. In addition to the remedies provided to Landlord in this Work Letter upon the occurrence of such a default by Tenant, Landlord shall have all remedies available at law or equity to a landlord against a defaulting tenant pursuant to a written lease, including but not limited to those set forth in the Lease.

11.     COORDINATION OF LABOR

        Landlord and Tenant shall cause their respective contractors, employees, servants and agents to work in harmony with each other so as not to interfere with any labor employed by the other on the Premises.


12.     REMOVAL OF SPECIALIZED IMPROVEMENTS

        Upon the expiration or earlier termination of the Lease Term and upon demand by Landlord, Tenant shall remove all or any portion of those certain specialized improvements installed as part of the Tenant Improvements more particularly described in Schedule "1" attached to this Work Letter, and Tenant shall repair and restore any damages occasioned thereby and shall leave the area in which such specialized improvements are located in a clean shell condition (with respect to the laboratory and data center areas in the Buildings) and in the condition existing prior to the installation of all exterior specialized improvements (ordinary wear and tear excepted), and otherwise in conformance with the requirements of Schedule "1" attached to this Work Letter. Such removal, repair and restoration shall be done promptly and with all due diligence at Tenant's sole cost and expense.

                                  SCHEDULE "1"
                           TO EXHIBIT D (WORK LETTER)


                SPECIALIZED IMPROVEMENTS TO BE REMOVED BY TENANT



             Upon the expiration or earlier termination of the Lease Term, upon Landlord's request in accordance with the provisions of the Lease, Tenant shall be responsible for removing (and repairing and restoring the Premises as appropriate) the following Tenant Improvements:


             A.      Exterior Improvements.

                     1.       Exterior pad and structure.

                     2. All equipment within the exterior structure and electrical, gas and water lines connecting such equipment to the Buildings.

                     3. Restore landscaping in the area where exterior pad and structure are located to condition matching landscaping in vicinity of such area.

                     4. Re-asphalt and stripe parking stalls in the area where exterior pad and structure are located.


             B.      Interior Improvements.

                     1.       All cabling.

                     2. All specialized equipment and supporting electrical, gas and water lines.

                     3.       All personalized equipment.

                     4. Specialized improvements including, but not limited to flooring, ceiling, and walls and millwork in the laboratory and data center areas.

                                    EXHIBIT E

                          COMMENCEMENT DATE MEMORANDUM

DATE:    ______________________________, 200_

RE: Net Lease dated May __, 2000, by and between SERRANO JACK, L.L.C., a Delaware limited liability company, as "Landlord" and WESTERN DIGITAL CORPORATION, a Delaware corporation, as "Tenant", for the Premises known as 20411, 20511 and 20521 Lake Forest Drive, Lake Forest, California.


        Agreement


        The undersigned hereby agree as follows:

        1. The Tenant Improvements (as defined in the Lease) to the Premises have been substantially completed in accordance with the terms and conditions of the Lease, subject only to "punch list" items agreed to by Landlord and Tenant pursuant to the terms of the Work Letter.

        2. The Commencement Date, as defined in and determined in accordance with the Lease, is hereby stipulated for all purposes to be _____________________________________________________________. Unless sooner terminated pursuant to the terms of the Lease, the expiration date of the Lease is ________________________ (i.e., the last day of the 120th month following the Commencement Date).

        3. Pursuant to Paragraph 6(b) of Exhibit D attached to the Lease, Tenant has elected to amortize $__________________ of excess Tenant Improvement Costs as Additional Rent, and the monthly amount of Additional Rent attributable thereto (calculated in accordance with Paragraph 6(b) of Exhibit D and payable at the same time and in the same manner as Base Rent) is $_____________ per month during the first seven (7) years of the Lease Term.

        4. Pursuant to Section 30.3 of the Lease, the last day for Tenant to exercise each option to extend the Term is ____________________________________
for the first option, and _______________________ for the second option.

        5. Pursuant to Section 30.4 of the Lease, the last day for Tenant to exercise each option for early termination of the Lease Term is ____________________ for the first option and __________________ for the second option.

                                       "Landlord"

                                       SERRANO JACK, L.L.C.,
                                       a Delaware limited liability company

                                       By:
                                          --------------------------------------
                                       Name (print):
                                                    ----------------------------
                                       Title:
                                             -----------------------------------
                                       Date:
                                            ------------------------------------


                                       By:
                                          --------------------------------------
                                       Name (print):
                                                    ----------------------------
                                       Title:
                                             -----------------------------------
                                       Date:
                                            ------------------------------------

                                       "Tenant"

                                       WESTERN DIGITAL CORPORATION,
                                       a Delaware corporation


                                       By:
                                          --------------------------------------
                                       Name (print):
                                                    ----------------------------
                                       Title:
                                             -----------------------------------
                                       Date:
                                            ------------------------------------


                                       By:
                                          --------------------------------------
                                       Name (print):
                                                    ----------------------------
                                       Title:
                                             -----------------------------------
                                       Date:
                                            ------------------------------------

                                    EXHIBIT F

                                      LEASE

                              RULES AND REGULATIONS


The following rules and regulations shall apply to the Project and the use and occupancy thereof. All capitalized terms used in these rules and regulations and in any amendments or additions thereto shall, unless otherwise defined, have the same meaning as given in the Lease to which these rules and regulations are attached.

        A. The sidewalks, entries, passages, corridors and stairways of a Building shall not be obstructed or used for any purpose other than ingress or egress to and from the Building. Further, Tenant shall not misuse or in any manner damage the landscaped or other Park Common Areas. No furniture, equipment, or picnic tables or chairs may be placed in the Project Common Areas unless they conform to Landlord's standard furniture for outside Buildings or are otherwise approved by Landlord, such approval not to be unreasonably withheld or delayed. Tenant shall be permitted to place moveable, non-fixed basketball hoops in the parking lot portion of the Park Common Areas, and, subject to the provisions of Article 13 of the Lease, to install a volleyball court in place of the existing Bocci ball court in the Park Common Areas.

        B. In the event Tenant or any Tenant Parties damages any parts of a Building during any move-in of furniture, equipment or supplies at any time, Tenant shall forthwith pay to Landlord the amount required to repair said damage.

        C. No safe or article, the weight of which may, in the opinion of Landlord, constitute a hazard or damage to a Building or its equipment, shall be moved into the Building without prior written consent of Landlord, which shall not be unreasonably withheld. If such consent is granted, such article may be moved into the Building and located in the Building only in the manner designated by Landlord.

        D. Omitted.

        E. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant or any Tenant Parties shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or by any other means.

        F. Omitted.

        G. There shall be no obstruction of common roadways or drives of the Park Common Areas. Further, no unlicensed vehicles may be parked in any common parking or drives, or truck loading areas of the Park Common Areas and no vehicles or bicycles may be stored in any Park Common Areas, except where designated.

        H. Tenant shall not allow anything to be placed on the outside of the Premises, other than permitted signs, and then only to the extent expressly provided in the Lease, nor shall anything be thrown by Tenant or any Tenant Parties out of the windows of any Building. Landlord shall have the right to remove all non-permitted signs, or non-permitted furniture, equipment or supplies located in any Park Common Areas without notice to Tenant and at the expense of Tenant.

        I. Omitted.

        J. No awning shall be placed over the windows, except with the prior written consent of Landlord.

        K. Omitted.

        L. Omitted.

        M. Tenant shall comply with all applicable laws and regulations of any public authority affecting the Project or the use thereof, and correct at Tenant's expense any failure to comply created through Tenant's or any Tenant Parties' fault or by reason of Tenant's or any Tenant Parties' use.

        N. Except with the prior written consent of Landlord, Tenant shall not conduct any retail sales in or from the Project, or any business other than that specifically provided for in the Lease.

        O. Omitted.

        P. The sashes, sash doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the Buildings shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by Tenant.

        Q. In order to maintain the outward professional appearance of the Project, all window coverings to be installed at the Premises shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, such use of such curtain, blind, shade or screen shall be forthwith discontinued by Tenant.

        R. No cooking shall be done or permitted by Tenant on the Project other than (i) in a cafeteria operated in compliance with law and applicable covenants affecting the Premises, or (ii) the use of a microwave oven for food or Underwriter's Laboratory approved equipment for brewing coffee, tea, and similar beverages, provided that the use is in compliance with law. Offices in the Premises shall not be used for lodging.

        S. Tenant shall not lay linoleum or other similar floor covering so that the same be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises, shall be subject to approval by Landlord, which approval shall not be unreasonably withheld. Tenant shall not drill through or similarly alter or damage any designer flooring in the common areas of any Building with Landlord's prior written consent. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

        T. Omitted.

        U. Smoking is prohibited in all areas of the Buildings, and smoking will be permitted only in those outdoor areas of the Project.

Landlord may reasonably amend, modify, delete or add new and additional rules and regulations regarding the use and care of the Premises and Project. Tenant and Tenant Parties shall comply with all such rules and regulations upon notice thereof to Tenant from Landlord. In addition, Landlord shall have the right to enact customary reasonable additional rules and regulations if the Project becomes multi-tenant as a result of surrender of any portion thereof by Tenant to Landlord which has been agreed upon in writing by Landlord. Any breach by Tenant or Tenant Parties of any rules and regulations herein set forth or any nondiscriminatory amendments, modifications or additions thereto beyond any applicable notice and/or care period, shall constitute an Event of Default by Tenant under the Lease and Landlord shall have all rights and remedies set forth therein.

                                    EXHIBIT G


                            HAZARDOUS MATERIALS LIST





                                 [SEE ATTACHED]

                                    EXHIBIT H


                                 SIGNAGE PROGRAM





                                 [SEE ATTACHED]

                                    EXHIBIT I


                           MAINTENANCE SPECIFICATIONS



EXPENSE DESCRIPTION                                         COMMENTS
-------------------                                         --------
Parking Lot Sweeping            Sweep parking lot one time per week
Parking Lot Lights              Light inspection/service one time per month
Pest Control                    One time per month exterior service
Steam Cleaning                  One time per year steam clean exterior walkways
Window Washing                  Three times per year exterior window washing
Water                           Landscape irrigation
HVAC                            Monthly equipment inspections and filter changes as required
Landscape - Exterior            Weekly service to include mowing, weeding, fertilizing and trimming
Landscape - Miscellaneous       Flower replacement quarterly
Management Fee                  2.5% of Gross Receipts
Administrative Fees             Office supplies, telephones, answering service, postage, etc.
Roof                            Semi-annual roof inspections
Insurance                       Property Insurance including earthquake insurance
Taxes                           Property Taxes
Association Fees                Foothill Ranch Community Association fees
Maintenance Salary              Exterior maintenance 2 hours per day - 5 days per week
Elevators                       Monthly contract service
Elevator Phones                 Monthly elevator emergency phone lines
Building Maintenance            Miscellaneous building maintenance
Tools & Equipment               Miscellaneous tools and equipment
Building Electrical Supplies    Miscellaneous electrical supplies
Fire Protection                 Monitoring of fire, life safety systems (smoke detectors, sprinklers, alarms, etc.)
Building                        Contingency account for miscellaneous electrical supplies
Plumbing                        Contingency account for miscellaneous plumbing repairs
Building Contingency            Miscellaneous
Life Safety                     Annual certification of fire alarm system and start up of tenant evacuation program

                                    EXHIBIT J


                     TRANSFEREE MINIMUM FINANCIAL PARAMETERS


                  CATEGORY                                             MINIMUM AMOUNT
                  --------                                             --------------
                  Cash balance plus line of credit availability        $200,000,000.00*

                  Tangible net worth                                   $100,000,000.00

                  EBITDA w/o nonrecurring                              $  5,000,000.00


             *      Cash balance portion must be at least $50,000,000.00






















                                       1